EXHIBIT 3


                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF JULY 10, 2001


                                      among


                         OPPENHEIMER ACQUISITION CORP.,


                            JOSHUA ACQUISITION CORP.


                                       and


                             TREMONT ADVISERS, INC.








NY2:\1061790\01\MR@601!.DOC\66351.0004
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                                TABLE OF CONTENTS
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Article I                 DEFINITIONS.....................................................................................2

           1.1       Definitions..........................................................................................2

Article II                THE MERGER.....................................................................................11

           2.1       The Merger..........................................................................................11

           2.2       Closing.............................................................................................11

           2.3       Effective Time......................................................................................11

           2.4       Effects of the Merger...............................................................................11

           2.5       Certificate of Incorporation........................................................................11

           2.6       By-Laws.............................................................................................12

           2.7       Officers and Directors of Surviving Corporation.....................................................12

           2.8       Effect on Capital Stock; Merger Consideration.......................................................12

           2.9       Stock Options.......................................................................................13

           2.10      Further Assurances..................................................................................14

Article III               EXCHANGE OF CERTIFICATES.......................................................................14

           3.1       Exchange Fund.......................................................................................14

           3.2       Exchange Procedures.................................................................................15

           3.3       No Further Ownership Rights in Company Common Stock.................................................15

           3.4       Termination of Exchange Fund........................................................................15

           3.5       No Liability........................................................................................15

           3.6       Investment of the Exchange Fund.....................................................................16

           3.7       Lost Certificates...................................................................................16

           3.8       Withholding Rights..................................................................................16

           3.9       Stock Transfer Books................................................................................16

Article IV                REPRESENTATIONS AND WARRANTIES.................................................................17

           4.1       Representations and Warranties of the Company.......................................................17

           4.2       Representations and Warranties of the Parent and the Merger Sub.....................................38

Article V                 COVENANTS RELATING TO CONDUCT OF BUSINESS......................................................41

           5.1       Covenants of the Company............................................................................41

           5.2       Advisory Agreement Consents.........................................................................45

           5.3       Acquisition Proposals...............................................................................46


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                                TABLE OF CONTENTS
                                   (CONTINUED)


           5.4       Obtaining Required Company Vote.....................................................................48

           5.5       Access to Information...............................................................................48

           5.6       Covenants of the Parent.............................................................................49

           5.7       Offers of Employment................................................................................49

           5.8       Employee Benefits...................................................................................50

           5.9       Directors' and Officers' Indemnification and Insurance..............................................50

           5.10      Retention Plan and Bonus Pool.......................................................................52

           5.11      Mutual Covenants of the Company and the Parent......................................................52

           5.12      Revenue Run Rate....................................................................................55

           5.13      Tangible Net Worth..................................................................................56

           5.14      Employment Agreements...............................................................................56

Article VI                CONDITIONS PRECEDENT...........................................................................56

           6.1       Conditions to Each Party's Obligation to Effect the Merger..........................................56

           6.2       Additional Conditions to Obligations of Company.....................................................56

           6.3       Additional Conditions to Obligations of the Parent and the Merger Sub...............................57

Article VII               TERMINATION....................................................................................58

           7.1       Termination.........................................................................................58

           7.2       Effect of Termination...............................................................................60

           7.3       Payment by the Company..............................................................................60

Article VIII              GENERAL PROVISIONS.............................................................................61

           8.1       Non-Survival of Representations, Warranties and Agreements..........................................61

           8.2       Amendment...........................................................................................61

           8.3       Extension; Waiver...................................................................................61

           8.4       Notices.............................................................................................61

           8.5       Interpretation......................................................................................63

           8.6       Counterparts........................................................................................63

           8.7       Entire Agreement; Third Party Beneficiaries.........................................................63

           8.8       GOVERNING LAW.......................................................................................63

           8.9       VENUE...............................................................................................63


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                                TABLE OF CONTENTS
                                   (CONTINUED)


           8.10      WAIVER OF JURY TRIAL................................................................................64

           8.11      Severability........................................................................................64

           8.12      Assignment..........................................................................................64

           8.13      Enforcement.........................................................................................65

           8.14      Other Agreements....................................................................................65

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                                      iii

                          AGREEMENT AND PLAN OF MERGER

                     AGREEMENT AND PLAN OF MERGER, dated as of July 10, 2001 (this "Agreement"), among OPPENHEIMER ACQUISITION CORP., a Delaware corporation (the "Parent"), JOSHUA ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of the Parent (the "Merger Sub"), and TREMONT ADVISERS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                     WHEREAS, the respective Boards of Directors of the Parent, the Merger Sub and the Company have each determined that this Agreement and the merger of the Merger Sub with and into the Company (the "Merger") in accordance with the provisions of this Agreement are advisable and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of Company Common Stock (as defined in Section 4.1(c)(i)(B)) issued and outstanding immediately prior to the Effective Time (as defined in Section 2.3) (other than shares of Company Common Stock that are owned or held directly or indirectly by the Parent or the Company which shall be canceled as provided in Section 2.8(c), and Dissenting Shares (as defined in Section 2.8(e)) will be converted into the right to receive the Merger Consideration (as defined in Section 2.8(a)), and the Company will become a wholly owned Subsidiary of the Parent; and

                     WHEREAS, as an inducement to the Parent and the Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, concurrently with the execution of this Agreement, the Parent and the Merger Sub are entering into one or more stockholder agreements with certain stockholders of the Company listed on Schedule I hereto (collectively, the "Company Stockholders") pursuant to which, among other things, each Company Stockholder has agreed to vote the Company Common Stock then owned by such Company Stockholder in favor of the Merger; and

                     WHEREAS, certain employees of the Company have entered into Employment Agreements with the Parent and the Company concurrently with the execution of this Agreement which are attached hereto as Schedule 6.3(e) to the Company Disclosure Schedule (the "Employment Agreements"); and

                     WHEREAS, the Parent, the Merger Sub and the Company desire to make certain representations, warranties and covenants in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

                     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    Article I

                                   DEFINITIONS

                     1.1 Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

                     "Acquisition Proposal" shall have the meaning set forth in
Section 5.3(a).

                     "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

                     "Advisory Agreement" means, with respect to any Person, each contract or agreement relating to its rendering of investment management or investment advisory services, including any sub-advisory or similar agreement and including, in the case of the Funds that are organized in any jurisdiction within the United States, the organizational documents of such Funds.

                     "Affiliate", with respect to any Person, means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

                     "Agreement" shall have the meaning set forth in the Preamble.

                     "Annuity Policy" shall have the meaning set forth in
Section 4.1(j)(xxi).

                     "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of any Governmental Authority other than any law, regulation, administrative interpretation, order, directive or judgment in relation to Taxes, whether United States or foreign), applicable to any of the parties to this Agreement, any of each of their respective Subsidiaries, or any of the Funds or any of the properties or assets of the parties to this Agreement or any of their Subsidiaries or any of the Funds, as the case may be.

                     "Base Date" means May 31, 2001.

                     "Base Revenue Run-Rate" means $19,608,973, which the Parent and the Company have determined represents the Revenue Run-Rate as of the Base Date, and has been calculated using the methodology set forth in Schedule II hereto.

                     "Benefit Plans" means each employee or director benefit plan, program, arrangement and contract (including any "employee benefit plan", as defined in Section 3(3) of ERISA, and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on Schedule 4.1(l)(iii) of the Company Disclosure Schedule, to which the Company or any of its ERISA Affiliates is a party, which is maintained or contributed to by the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates could incur material liability under
Section 4069, 4201 or 4212(c) of ERISA which covers employees, directors or former employees or directors of the Company and its Subsidiaries.

                     "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

                     "Bonus Pool" shall have the meaning set forth in Section 5.10.

                     "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

                     "CEA" means the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder by the CFTC.

                     "Certificate" shall have the meaning set forth in Section 2.8(b).

                     "Certificate of Merger" shall have the meaning set forth in
Section 2.3.

                     "CFTC" means the Commodity Futures Trading Commission.

                     "Class A Common Stock" shall have the meaning set forth in
Section 4.1(c)(i)(A).

                     "Class B Common Stock" shall have the meaning set forth in
Section 4.1(c)(i)(B).

                     "Closing" shall have the meaning set forth in Section 2.2.

                     "Closing Date" shall have the meaning set forth in Section 2.2.

                     "Closing Revenue Run-Rate" means the Revenue Run-Rate as of the most recent calendar month-end prior to the Effective Time in respect of which a Monthly Run-Rate Schedule has been delivered pursuant to Section 5.12; provided, that if the Parent exercises its right pursuant to Section 2.2 to extend the date of the Closing to October 1, 2001, the Revenue Run-Rate as of August 31, 2001 shall be utilized. The calculation of the Closing Revenue Run-Rate shall be made using substantially the same methodology as used in the calculation of the Base Revenue Run-Rate (as set forth on Schedule II hereto).

                     "Closing Tangible Net Worth" means the Tangible Net Worth shown on the balance sheet of the Company as of the end of the most recent calendar month-end prior to the Closing Date in respect of which a Monthly Balance Sheet has been delivered pursuant to Section 5.13, calculated in a manner consistent with the Target Tangible Net Worth.

                     "Code" means the Internal Revenue Code of 1986, as amended, and any rules and Treasury regulations promulgated thereunder.

                     "Company" shall have the meaning set forth in the Preamble.

                     "Company Capital Stock" shall have the meaning set forth in
Section 4.1(c)(i)(C).

                     "Company Common Stock" shall have the meaning set forth in
Section 4.1(c)(i)(B).

                     "Company Contract" means any contract, agreement, indenture, mortgage, deed of trust, note, bond, franchise, lease, plan, license or other instrument, arrangement or other obligation, whether written or oral, including all amendments, modifications, and supplements thereto and all side letters affecting the obligations of any party thereunder, relating to the ownership of or use by the Company or any of its Subsidiaries or the Funds of any of their respective properties or assets or relating to the conduct of their respective businesses, binding upon the Company, any of its Subsidiaries or the Funds, other than Advisory Agreements.

                     "Company Disclosure Schedule" shall have the meaning set forth in Section 4.1.

                     "Company Financial Advisor" means Putnam Lovell Securities, Inc.

                     "Company Preferred Stock" shall have the meaning set forth in Section 4.1(c)(i)(C).

                     "Company Stock Option Plan" means the Tremont 1998 Stock Plan.

                     "Company Stock Options" shall have the meaning set forth in
Section 2.9.

                     "Company Stockholders" shall have the meaning set forth in the recitals.

                     "Confidential Information" shall have the meaning set forth in the Confidentiality Agreement.

                     "Confidentiality Agreement" shall have the meaning set forth in Section 5.11(e).

                     "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract, or otherwise.

                     "DGCL" shall mean the Delaware General Corporation Law.

                     "Dissenting Shares" shall have the meaning set forth in
Section 2.8(e).

                     "DOJ" means the Department of Justice.

                     "Effective Time" shall have the meaning set forth in
Section 2.3.

                     "Employee" shall have the meaning set forth in Section 4.1(l).

                     "Employment Agreements" shall have the meaning set forth in the recitals.

                     "Encumbrance" means any lien, claim, mortgage, encumbrance, pledge, security interest, or any other restriction with respect to transferability or assignability.

                     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                     "ERISA Affiliate" means any trade or business, whether or not incorporated, that, together with the Company or any of its Subsidiaries which is or has ever been treated as a "single employer" with any of them within the meaning of section 4001(b) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC.

                     "Exchange Agent" shall have the meaning set forth in
Section 3.1.

                     "Exchange Fund" shall have the meaning set forth in Section 3.1.

                     "Expenses" shall have the meaning set forth in Section 5.11(d).

                     "FSA" means the Financial Services Act 1986, and the rules and regulations promulgated thereunder.

                     "FITX" means FITX Group Limited, an exempted Bermuda company, and its Subsidiaries.

                     "Foreign Plan" shall have the meaning set forth in Section 4.1(l).

                     "Fund" means a vehicle for collective investment sponsored, formed or controlled by the Company or any Subsidiary of the Company.

                     "GAAP" means generally accepted accounting principles in the United States.

                     "Governmental Approvals" means all approvals, permits, qualifications, authorizations, rights, licenses, franchises, consents, orders, registrations or other approvals of or granted by any Governmental Authority, whether United States or foreign, which are necessary or required under Applicable Law in order to permit the Company, any Subsidiary of the Company or any of the Funds to carry on their respective businesses or for the performance by the Company of this Agreement and any of the agreements and transactions contemplated hereby.

                     "Governmental Authority" means any United States or foreign government, nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory or administrative functions of or pertaining to government, including any Self-Regulatory Organization or other authority of any state or foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental organization, agency or authority, in each case whether United States or foreign.

                     "GBA" means the Gramm-Leach-Bliley Act.

                     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                     "Immediate Family" means, with respect to any individual,
(a) such individual's spouse, parents, siblings and children, (b) any spouse, parent, sibling or child of any Person specified in clause (a) above and (c) any estate, trust, partnership or other entity or legal relationship of which a majority of the equity interests at all times in question are, directly or indirectly, held by or for the benefit of one or more of the Persons described above and/or such individual.

                     "Indemnified Parties" shall have the meaning set forth in
Section 5.9(a).

                     "Index LLC" means Credit Suisse First Boston Tremont Index LLC, a Delaware limited liability company.

                     "Insurance Policy" shall have the meaning set forth in
Section 4.1(j)(xx).

                     "Intellectual Property" means all domestic and foreign copyrights, patents, proprietary models, processes, formulas and databases, client lists, service marks, Software, know-how, trade names, trademarks and trade secrets, and all registrations or applications for registration of any of the foregoing.

                     "Investment Company" has the meaning set forth in the Investment Company Act.

                     "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

                     "IRS" means the Internal Revenue Service.

                     "Key Client" shall have the meaning set forth in the letter agreement, dated as of the date hereof, among the Parent, the Merger Sub and the Company, relating to certain Advisory Agreements.

                     "Knowledge" when used with respect to the Company means the actual knowledge of any executive officer of the Company or any of its Subsidiaries after due inquiry, except as provided in the definition of Subsidiary.

                     "Material Adverse Effect" means, with respect to any Person, any effect that is material and adverse to the business, assets, revenues, financial condition, results of operations, or assets under management of such Person and its Subsidiaries, taken as a whole, or to the ability of such Person to complete the Merger, other than to the extent resulting from declines in U.S. or global securities markets or economic conditions in general, if the effect on the Company and its Subsidiaries, taken as a whole without giving effect to the Merger or the transactions contemplated by this Agreement, is not either (A) particularized or unique to the Company and its Subsidiaries, taken as a whole, or (B) disproportionate relative to the effect on the competitors of the Company and its Subsidiaries (without taking into account the Merger or the transactions contemplated by this Agreement); provided that a reduction in the Revenue Run-Rate between the Base Date and the date as of which the Closing Revenue Run-Rate is determined in and of itself shall not constitute a Material Adverse Effect with respect to the Company.

                     "Material Contract" shall have the meaning set forth in
Section 4.1(o).

                     "Merger" shall have the meaning set forth in the Preamble.

                     "Merger Consideration" shall have the meaning set forth in
Section 2.8(a).

                     "Merger Sub" shall have the meaning set forth in the Preamble.

                     "Monthly Run-Rate Schedule" shall have the meaning set forth in Section 5.12.

                     "Monthly Tangible Net Worth Schedule" shall have the meaning set forth in Section 5.13.

                     "NASD" means the National Association of Securities Dealers, Inc. or any one or more of its Subsidiaries, as the context may require, and any successor to any of them.

                     "NFA" means the National Futures Association.

                     "Notice" shall have the meaning set forth in Section 5.2.

                     "Number of Shares and Options Outstanding" means the sum of the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are 100% owned or held directly or indirectly by the Parent or directly by the Company and Dissenting Shares) plus the number of shares of Company Common Stock issuable upon the exercise of all Company Stock Options outstanding immediately prior to the Effective Time.

                     "Option Consideration" shall have the meaning set forth in
Section 2.9 (a).

                     "Parent" shall have the meaning set forth in the Preamble.

                     "Parent Disclosure Schedule" shall have the meaning set forth in Section 4.2.

                     "Permitted Encumbrances" means all Encumbrances which are:

                           (1) Encumbrances set forth pursuant to Article IV on the Company Disclosure Schedule or the Parent Disclosure Schedule;

                           (2) statutory liens for Taxes or assessments that are not yet due and payable or otherwise being contested in good faith;


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
                           (3) matters which would be shown on an accurate survey and any other defect or exception which would be disclosed by a search of title, which in each case does not materially impair the use, operation, value or marketability of the asset to which it relates;

                           (4) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable; or

                           (5) other liens or imperfections in title on assets which individually or in the aggregate do not exceed $250,000 and do not materially detract from the value of or materially impair the existing use of the assets affected by such liens or imperfections.

                     "Person" means an individual, corporation, company, limited liability company, partnership (limited or general), joint venture, association, trust, unincorporated organization, other entity or group.

                     "Privacy Rules" shall have the meaning set forth in Section 4.1(w).

                     "Pro Forma Balance Sheet" means the projected pro forma balance sheet of the Company as of August 31, 2001 attached hereto as Schedule III.

                     "Proxy Statement" means the preliminary proxy materials relating to the meeting of the Company stockholders, and any amendments or supplements thereto.

                     "Regulatory Reports" shall have the meaning set forth in
Section 4.1(d).

                     "Representative" means any officer, director, employee, representative, agent or Affiliate, including any investment banker, financial advisor, attorney or accountant, which is employed or retained by the Parent or the Company, as the case may be.

                     "Required Company Vote" shall have the meaning set forth in
Section 4.1(n).

                     "Retention Plan" shall have the meaning set forth in
Section 5.10.

                     "Revenue Run-Rate" means, as of any date, the aggregate annualized investment advisory, investment management and subadvisory fees for all investment advisory clients who pay fees based on assets under management (excluding, in each case, any portion thereof attributable to investment advisory clients that have notified the Company prior to the effective time of their intention to terminate the services of the Company or any Subsidiary, and, excluding in the case of the Closing Revenue Run-Rate, any portion thereof attributable to investment advisory clients that have not consented prior to the Closing (either expressly or by implication in accordance with Section 5.2 hereof) to the assignment or deemed assignment of their respective Advisory Agreements resulting from the transactions contemplated by this Agreement or that have withdrawn such consents prior to the Closing) by the Company or any Subsidiary of the Company and payable to the Company or such Subsidiary.

                     "SEC" means the Securities and Exchange Commission.

                     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the SEC.

                     "Securities Act (Ontario)" means the Securities Act, R.S.O. 1990, as amended, and the rules and regulations promulgated thereunder by the Ontario Securities Commission.

                     "Securities Laws" means the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the CEA, the securities or "blue sky" laws of any state or territory of the United States and the rules and regulations of the NASD and the comparable laws, rules and regulations in effect in any other country.

                     "Self-Regulatory Organization" means the NASD, the NFA, the SFA, each national securities or commodities or futures exchange in the United States and each other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities or futures exchanges, insurance companies or agents, investment companies, investment advisers, commodity pool operators or commodity trading advisors.

                     "SFA" means the Securities Futures Authority.

                     "Software" means all computer programs, software, databases, firmware and related documentation utilized by the referenced Person or Persons in their or its business.

                     "Stockholders Agreement" means the Stockholders Agreement dated as of the date hereof among the Parent, the Merger Sub and the Company Stockholders.

                     "Subsidiary" means, with respect to any Person, any controlled Affiliate of such Person, provided that a Fund shall be deemed not to be a Subsidiary of the Company, and provided further that solely for purposes of
Article IV, the term Subsidiary with respect to the Company shall also be deemed to include Index LLC, TII, TMRM and FITX and each of their Subsidiaries; provided, however, that any representation or warranty made with respect to Index LLC, TII, TMRM or FITX or any of their Subsidiaries or the Funds controlled by such Persons in Article IV shall be made, unless otherwise stated, to the actual Knowledge of the Company (without any requirement of due inquiry).

                     "Superior Proposal" shall have the meaning set forth in
Section 5.3(a).

                     "Surviving Corporation" shall have the meaning set forth in
Section 2.1.

                     "Tangible Net Worth" means the excess of (i) "stockholders equity" over (ii) the sum of "goodwill net of amortization" and "investments in joint ventures," as reflected on the Pro Forma Balance Sheet or the Monthly Tangible Net Worth Schedule, as the case may be (it being understood that

Expenses, whether paid, accrued or accruable, shall be excluded from both the Pro Forma Balance Sheet and the Monthly Tangible Net Worth Schedule).

                     "Target Tangible Net Worth" means $14,170,290, which is the Tangible Net Worth shown on the Pro Forma Balance Sheet.

                     "Taxes" means all federal, provincial, territorial, state, municipal, local, foreign or other taxes (including, without limitation, governmental imposts, levies and other assessments) including, without limitation, all income, franchise, gains, capital, profits, gift, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, excise, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, customs and import duties, fees, assessments, and charges of any kind whatsoever imposed by a Governmental Authority which is not a Self-Regulatory Organization, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties and shall include any liability in respect of Taxes as a transferee or as indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

                     "Taxing Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

                     "Tax Return" means any return, report, information statement, schedule or other document (including, without limitation, any such document prepared on a consolidated, combined or unitary basis and also including any supporting schedules or attachments thereto) filed or required to be filed with respect to Taxes.

                     "Technology Systems" means the electronic data processing, information, record-keeping, communications, telecommunications, portfolio trading and computer systems (including Software) which are used by the Company, its Subsidiaries and the Funds, as applicable, in their respective businesses.

                     "Termination Date" shall have the meaning set forth in
Section 7.1(b).

                     "Termination Fee" shall have the meaning set forth in
Section 7.3(a).

                     "TFI" shall have the meaning set forth in Section 4.1(i)(xi). "TII" means Tremont International Insurance, Ltd., a Cayman Islands exempted limited company, and its Subsidiaries.

                     "TMRM" means Tremont MRM Services Limited, an exempted Bermuda company, and its Subsidiaries.

                     "TPI" shall have the meaning set forth in Section
4.1(i)(v).

                     "TSI" shall have the meaning set forth in Section 4.1(i)(viii).

                     "TTEL" shall have the meaning set forth in Section 4.1(i)(xiv)

                     "WARN" shall have the meaning set forth in Section 4.1(l).


                                   Article II

                                   THE MERGER

                     2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with DGCL, the Merger Sub shall be merged with and into the Company on the Closing Date. Following the Merger, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

                     2.2 Closing. The closing of the Merger (the "Closing") will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another place is agreed to in writing by the Parent and the Company. The Closing will take place at 10:00 a.m., New York City time, as soon as practicable, but in any event not later than the fifth Business Day, after the satisfaction or waiver (subject to any Applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date") unless another time or date is agreed to in writing by the Parent and the Company; provided, however, that if in accordance with the foregoing the Closing would occur prior to October 1, 2001, the Parent may extend the date of the Closing until October 1, 2001 by written notice given to the Company prior to the fifth Business Day referred to above. The Closing will be deemed to have occurred at the opening of business on the Closing Date.

                     2.3 Effective Time. On the Closing Date, the parties shall
(a) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (b) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Office of the Secretary of State of the State of Delaware or at such subsequent time as the Parent and the Company shall agree and be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

                     2.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and the Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                     2.5 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the

Surviving Corporation; provided, however, that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "FIRST: The name of the corporation is "Tremont Advisers, Inc." and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

                     2.6 By-Laws. At the Effective Time, the by-laws of the Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such by-laws.

                     2.7 Officers and Directors of Surviving Corporation. The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of the Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

                     2.8 Effect on Capital Stock; Merger Consideration.

                     (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are 100% owned or held directly or indirectly by the Parent or the Company, which shall be canceled as provided in Section 2.8(c), and Dissenting Shares) shall be converted into the right to receive, subject to the provisions of Article II, without interest, an amount in cash equal to $19.00 (such amount, as it may be adjusted in accordance with this Section 2.8(a), the "Merger Consideration"); provided, however, that (i) if Target Tangible Net Worth exceeds Closing Tangible Net Worth by an amount greater than $1 million, the Merger Consideration shall be decreased by an amount equal to the quotient obtained by dividing (A) the amount of such excess above $1 million by (B) the Number of Shares and Options Outstanding and (ii) if the Closing Tangible Net Worth exceeds Target Tangible Net Worth by an amount greater than $1 million, the Merger Consideration shall be increased by an amount equal to the quotient obtained by dividing (A) the amount of such excess above $ 1 million by (B) the Number of Shares and Options Outstanding.

                     (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration, other than with respect to Company Common Stock to be canceled in accordance with Section 2.8(c) and Dissenting Shares, in accordance with Article II upon the surrender of such Certificate.

                     (c) Each share of Company Common Stock issued that is 100% owned or held directly or indirectly by the Parent or the Company at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and no payment or other consideration shall be delivered in exchange therefor.

                     (d) Each share of common stock, par value $0.01 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into a number of shares of common stock, par value $0.01 per share, of the Surviving Corporation equal to (i) the Number of Shares and Options Outstanding divided by the number of shares of Merger Sub common stock issued and outstanding immediately prior to the Effective Time, or (ii) such lesser number of shares as the Parent shall determine prior to the Effective Time.

                     (e) Notwithstanding any other provision of this Agreement, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who demands appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect within the period prescribed by the DGCL or withdraws or otherwise loses such holder's right to appraisal under the DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest or dividends thereon. The Company shall give the Parent (i) prompt notice of any written demands received by the Company for appraisal of shares of Company Common Stock, attempted withdrawals of such demands, and other instruments served pursuant to the DGCL and received by the Company and relating thereto and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands for appraisals. Prior to the Effective Time, the Company shall not, except with the prior written consent of the Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands.

                     2.9 Stock Options.

                     (a) Each option held by any Person to acquire shares of Company Capital Stock ("Company Stock Option") that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, effective as of the Effective Time, be cancelled in exchange for a single lump sum cash payment, to be paid by the Surviving Corporation as soon as practicable following the Closing upon its receipt of a release or other documentation by such Person reasonably satisfactory to the Parent and the Surviving Corporation, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option and (ii) the excess, if any, of the Merger Consideration for a share of Company Common Stock at the Effective Time over the exercise price per share of such Company Stock Option (the aggregate amount payable under this Section 2.9, the "Option Consideration").

                     (b) Prior to the Effective Time, the Company shall (i) use its reasonable best efforts to obtain any consents from holders of Company Stock Options and (ii) amend, in a manner reasonably acceptable to the Parent, the terms of its equity incentive plans or arrangements or any other agreements entered into thereunder, in each case as is necessary to give effect to the provisions of paragraph (a) of this Section 2.9.

                     (c) Except as otherwise agreed to by the parties, prior to the Effective Time, (i) the Company shall cause the Company Stock Option Plan to be terminated as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of Company Capital Stock or any equity securities in any of the Subsidiaries to be deleted as of the Effective Time, and (ii) the Company shall take all action necessary to ensure that the payments or conversions into the right to receive cash set forth in Section 2.9(a) extinguish all rights of participants under the Company Stock Option Plan and such plans, programs and arrangements to receive equity securities of the Company or any of its Subsidiaries and that following the Effective Time no such participant shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation, the Parent or any of their respective Subsidiaries.

                     2.10 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or the Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or the Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                  Article III

                            EXCHANGE OF CERTIFICATES

                     3.1 Exchange Fund. Prior to the Effective Time, the Parent shall designate a commercial bank or trust company selected by the Parent and reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, the Parent shall deposit or cause to be deposited with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, the aggregate amount of cash to be paid pursuant to Section 2.8 in exchange for outstanding shares of Company Common Stock (other than shares of Company Common Stock that are 100% owned or held directly or indirectly by the Parent or the Company which shall be canceled as provided in
Section 2.8(c) and Dissenting Shares). Any cash deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

                     3.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (or, in the case of any holder that appears at the applicable office of the Exchange Agent and so requests, to provide) to each holder of a Certificate (a) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as the Parent may reasonably specify and (b) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check (or, in the case of any holder that so requests, provides wire transfer instructions and offers to pay any reasonable cost of a wire transfer of immediately available funds) in the aggregate amount equal to the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by such Certificate less any required withholding of Taxes as provided in Section 3.8. No interest will be paid or will accrue on any cash payable pursuant to the preceding sentence. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a check in the proper amount of cash for the appropriate Merger Consideration may be paid with respect to such Company Common Stock to such a transferee if the Certificate formerly representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not payable. The Exchange Fund shall not be used for any purpose other than as set forth in this Article III.

                     3.3 No Further Ownership Rights in Company Common Stock. Cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article II and this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

                     3.4 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.8 and Section 3.2.

                     3.5 No Liability. None of the Parent, the Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

                     3.6 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund only in one or more of the following investments as directed by the Surviving Corporation from time to time: (a) obligations of the United States government maturing not more than 180 days after the date of purchase; (b) certificates of deposit maturing not more than 180 days after the date of purchase issued by a bank organized under the Applicable Laws of the United States or any state thereof having a combined capital and surplus of at least $500,000,000; (c) a money market mutual fund, which may be managed by an Affiliate of the Parent, having assets of at least $1,000,000,000; or (d) tax-exempt or corporate debt obligations maturing not more than 180 days after the date of purchase given the highest investment grade rating by Standard & Poor's and Moody's Investor Service. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

                     3.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such form and amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and unpaid dividends, if any, on shares of Company Common Stock deliverable in respect thereof, pursuant to this Agreement.

                     3.8 Withholding Rights. The Surviving Corporation and the Parent or the Exchange Agent acting pursuant to this Section 3.8 shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Stock Options, as the case may be, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Stock Options, as the case may be, in respect of which such deduction and withholding was made by the Surviving Corporation or the Parent, as the case may be.

                     3.9 Stock Transfer Books. At the close of business, New York City time, on the day Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by Applicable Law. At or after the Effective Time, any Certificates presented to the Exchange Agent or the Parent for any reason shall be exchanged for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

                                   Article IV

                         REPRESENTATIONS AND WARRANTIES

                     4.1 Representations and Warranties of the Company. Except as set forth in writing in the disclosure schedule delivered by the Company to the Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company represents and warrants to the Parent and Merger Sub as follows:

                     (a) Organization, Standing and Power. The Company, each of its Subsidiaries and each of the Funds has been duly organized or formed as a corporation, limited partnership, limited liability company, trust or other entity, as the case may be, and is validly existing and, if applicable, in good standing under the Applicable Laws of its jurisdiction of organization, has all the corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as now and currently planned to be conducted, and is duly qualified and, if applicable, in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such licensing, qualification or, if applicable, good standing necessary other than in such jurisdictions where the failure to be so licensed or qualified, if applicable, or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company. Copies of the charter and by-laws or comparable organizational documents and any amendments thereto of the Company, each of its Subsidiaries and each of the Funds were previously furnished to the Parent and are true, complete and correct copies of such documents as in effect on the date of this Agreement. Schedule 4.1(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each direct and indirect Subsidiary of the Company including each Subsidiary's name, jurisdiction of incorporation and authorized and outstanding ownership interests, including the record and beneficial owners thereof, and the jurisdictions in which each of them is licensed or qualified or, if applicable, in good standing to do business.

                     (b) Authority of the Company; Execution and Delivery. The Company has the corporate power and authority to enter into and carry out its obligations under this Agreement, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote. The execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action on the part of the Company, and no other corporate or stockholder proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than, in the case of the consummation of the Merger, to the adoption of this Agreement by the Required Company Vote and thereby. The Company has duly executed and delivered this Agreement. Assuming the due authorization, execution and delivery of this Agreement by the Parent and the Merger Sub, this Agreement constitutes and, assuming the due authorization, execution and delivery thereof by each other party thereto, all instruments of conveyance and other documents executed and delivered or to be executed and delivered by the Company, as contemplated by this Agreement, constitute, or when so executed and delivered will constitute, the legal, valid and binding agreements, instruments and obligations of the Company, enforceable against the Company in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar Applicable Laws of general application relating to or affecting the rights and remedies of creditors and by the application of general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                     (c) Capital Structure.

                  (i) The authorized capital stock of the Company consists of
                  (A) 5,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), (B) 20,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock," and, together with the Class A Common Stock, the "Company Common Stock") and (C) 1,000,000 shares of Preferred Stock, par value $1.00 (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock"). As of the date of this Agreement,
                  (A) 1,730,430 shares of Class A Common Stock are issued and outstanding, (B) 5,254,258 shares of Class B Common Stock are issued and outstanding, (C) no shares of Company Preferred Stock are issued and outstanding, (D) 250,000 shares of Class A Common Stock, 27,250 shares of Class B Common Stock and no shares of Company Preferred Stock are issued and held in the treasury of the Company and (E) no shares of Class A Common Stock, 1,050,194 shares of Class B Common Stock and no shares of Company Preferred Stock are reserved for issuance upon the exercise of Company Stock Options or otherwise. All issued and outstanding shares of Company Capital Stock are, and all shares of Company Capital Stock which may be issued pursuant to the exercise of outstanding Company Stock Options, when issued in accordance with the terms thereof will be, duly authorized, validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Company Capital Stock is entitled to any preemptive or anti-dilution rights, by agreement or otherwise. Schedule 4.1(c)(i) of the Company Disclosure Schedule sets forth a complete list of each Company Stock Option outstanding as of the date of this Agreement, including the name of the optionee, class of Company Capital Stock, number of shares, exercise price, date of grant, vesting schedule and whether the consent of the optionee is required to give effect to the provisions of Section 2.9(a). Except as set forth on Schedule 4.1(c)(i) of the Company Disclosure Schedule, there are outstanding as of the date of this Agreement no options, warrants, calls, rights, commitments, agreements, arrangements, undertakings of any kind or other rights to acquire capital stock from the Company (whether or not such options, warrants or other rights are "in-the-money" and whether or not exercisable).

                  (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company or any of its

                  Subsidiaries having the right to vote on any matters on which stockholders may vote are issued or outstanding.

                  (iii) There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or reserve for issuance, delivery or sale, additional shares of capital stock or other ownership interests of the Company or any of its Subsidiaries or, securities convertible into or exchangeable for shares of capital stock or other ownership interests of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any ownership interests of the Company or any of its Subsidiaries or to provide funds or contribute capital to, or make any investment in, any other Person, other than a direct wholly owned Subsidiary of the Company.

                  (iv) All of the outstanding equity interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company or a Subsidiary which is wholly owned, directly or indirectly, by the Company, free and clear of any Encumbrances. Other than the Subsidiaries of the Company and the Funds, the Company does not directly or indirectly beneficially own any securities or other ownership interests in any other entity. Schedule 4.1(c)(iv) of the Company Disclosure Schedule sets forth, with respect to each of Index LLC, TII, TMRM and FITX, without qualification as to the Knowledge of the Company, the ownership interests in such entities held by the Company, its Subsidiaries and any of their respective officers, directors and employees and, to the Knowledge of the Company, the other equity owners thereof.

                  (v) There are no voting trusts or other agreements or understandings to which the Company or any Subsidiary of the Company is a party with respect to the voting, ownership or transfer of the ownership interests of the Company or any Subsidiary of the Company. None of the issued and outstanding ownership interests of any Subsidiary is entitled to any preemptive or anti-dilution rights, by agreement or otherwise.

                  (vi) No indebtedness of the Company or any Subsidiary of the Company contains any restriction upon (A) the prepayment of any indebtedness of the Company or any Subsidiary of the Company, (B) the incurrence of indebtedness by the Company or any Subsidiary of the Company or (C) the ability of the Company or any Subsidiary of the Company to grant any Encumbrance on the properties or assets of the Company or any Subsidiary of the Company.

                     (d) Reports and Financial Statements. The Company, each of its Subsidiaries and each of the Funds have timely filed (i) all reports, schedules, forms, statements and other documents (other than Tax Returns), together with any amendments made with respect thereof (collectively, "Reports"), required to be filed by them with the SEC and (ii) all material Reports required to be filed by them with any other Governmental Authority since January 1, 1998 (the items described in clauses (i) and (ii), collectively, including all exhibits thereto, the "Regulatory Reports") and have paid all fees and assessments due and payable in connection therewith. No Subsidiary of the Company is required to file any report, schedule, form, statement or other document with the SEC. None of the reports, schedules, forms, statements and other documents filed by the Company, any of its Subsidiaries or Funds with any Governmental Authority since January 1, 1998, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements (including the related notes) included in the Regulatory Reports filed with any Self-Regulatory Organization complied as to form, as of its respective date of filing with such Self-Regulatory Organization, in all material respects with applicable accounting requirements and the published rules and regulations of the Self Regulatory Organization with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and each Subsidiary of the Company as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that are not material. All of such Regulatory Reports, as of their respective dates (and as of the date of any amendment to the respective Regulatory Report prior to the date of this Agreement), complied in all material respects with the applicable requirements of Applicable Law.

                     (e) Absence of Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's most recent financial statements (or in the related notes thereto) included in the Regulatory Reports publicly disclosed and filed with the SEC or which were incurred in the usual, regular and ordinary course of business and consistent with past practices since the date of the Company's most recent financial statements included in the Regulatory Reports publicly disclosed and filed with the SEC, the Company and each of its Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise).

                     (f) Absence of Certain Changes or Events. Except as publicly disclosed in the Regulatory Reports filed with the SEC prior to the date hereof and copies of which have been provided or made available by the Company to the Parent, since December 31, 2000 the businesses of the Company, its Subsidiaries and Funds have been conducted in the ordinary course, consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, ownership interests or property) with respect to any of the Company's or its Subsidiaries' ownership interests, (ii) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' ownership interests or any redemption or other acquisition by the Company or any of its Subsidiaries of any shares of its ownership interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for ownership interests of the Company or any Subsidiary
(iii) (A) any granting by the Company or any of its Subsidiaries to any director, officer or employee of the Company of any increase in compensation, bonus or other benefits, except for normal increases in the usual, regular and ordinary course of business or in connection with the hiring or promotion of any such person or increases required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Regulatory Reports filed and publicly available prior to the date of this Agreement, (B) any granting by the Company or any of its Subsidiaries to any such director, officer or employee of any increase in severance or termination pay, except in the usual, regular and ordinary course of business or in connection with the hiring or promotion of any such person or (C) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such director, officer or employee, other than in the ordinary course of business or in connection with the hiring or promotion of any such person, (iv) except insofar as may be required by a change in GAAP, any change in accounting methods, principles or practices by the Company, (v) any Tax election that individually or in the aggregate would reasonably be expected to have a material effect on the Company or any of its Tax attributes or any settlement or compromise of any material Tax liability,
(vi) any amendment to any term of any outstanding security of the Company or any of its Subsidiaries, (vii) any entry into any agreement, commitment or transaction by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in the usual, regular and ordinary course of business or (vii) any agreement or approval to do any of the foregoing.

                     (g) Consents; No Conflict.

                  (i) Other than filings and/or notices (A) pursuant to Section 2.3, (B) under the HSR Act or the Securities Laws, (C) required under a foreign antitrust or trade regulation law or
                  (D) required to be made with any applicable Self-Regulatory Organization, neither the Company nor any Subsidiaries of the Company nor any Fund is required to obtain the consent, authorization or approval of, or submit any notice, report or any other filing with, any Governmental Authority or any third party or to obtain any consent, permit, license or franchise in connection with the execution, delivery and performance of this Agreement, except, in the case of any third party, as would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

                  (ii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not constitute or result in any change in the rights or obligations of any party under any Company Contract, and will not conflict with, result in the termination of, contravene or constitute a default under, or be an event which, with the giving of notice or passage of time or both will become a default under, or give to any other Person any right of termination, amendment, cancellation, acceleration or receipt of payment pursuant to any of the terms, conditions or provisions of or under (A) any Applicable Law (provided, as to consummation of the transactions contemplated hereby or thereby, the filings, reports and notices are made, and approvals are obtained, as referred to in Section 4.1(g)(i)), (B) the charter and by-laws or comparable organizational documents of the Company, any Subsidiary of the Company or any of the Funds or (C) any Company Contract, except in the case of clause (A) or (C) as, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company. Schedule 4.1(g) of the Company Disclosure Schedule sets forth a correct and complete list of all Company Contracts pursuant to which consents or waivers (whether as result of a change of control, default, right of termination or acceleration or other such comparable provision) are required prior to or in connection with the consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clause
                  (C) above).

                     (h) Assets.

                  (i) None of the Company, any Subsidiary of the Company or any Fund owns or has owned any real property. Each leasehold interest of the Company, any Subsidiary of the Company or any Fund in any real property is described on Section 4.1(h)(i) of the Company Disclosure Schedule.

                  (ii) The Company, each Subsidiary of the Company and each Fund owns, or otherwise has sufficient and legally enforceable rights to, free and clear of all Encumbrances other than Permitted Encumbrances, all of the properties and assets (real, personal or mixed, tangible or intangible) necessary to operate its businesses as currently operated.

                     (i) Compliance.

                  (i) Except as set forth in the Regulatory Reports publicly disclosed and filed with the SEC prior to the date hereof, all material Governmental Approvals have been obtained and are in full force and effect. There has been no violation, cancellation, suspension, revocation of or default under any Governmental Approval or receipt by the Company nor any Subsidiary of the Company nor any of the Funds of any notice of any violation, cancellation, suspension, revocation, non-renewal, default or dispute affecting any Governmental

                  Approval, and no basis exists for any such action, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement other than violations, cancellations, suspensions, revocations or defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company, each Subsidiary of the Company and each of the Funds has complied, and is currently in compliance, with Applicable Law applicable to their respective businesses, except where the failure to comply individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect with respect to the Company, and neither the Company nor any Subsidiary of the Company nor any of the Funds has received any notice alleging any failure to so comply.

                  (ii) Since January 1, 1998, the Company has not received any notice that any Governmental Authority has initiated any administrative proceeding or investigation into the business or operations of the Company, any of its Subsidiaries or any of the Funds or any principal employees of any of them. There is no unresolved violation or exception by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of the Company, any of its Subsidiaries or any of the Funds.

                  (iii) None of the Company or any of its Subsidiaries is ineligible pursuant to Section 203 of the Advisers Act or
                  Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer and no "Associated Person" (as defined in the Advisers Act or the Exchange Act) of the Company, any of its Subsidiaries or any of the Funds is ineligible pursuant to Section 203 of the Advisers Act or
                  Section 15(b) of the Exchange Act to serve as an Associated Person of a registered investment adviser or broker-dealer.

                  (iv) None of the Company, any of its Subsidiaries, any of the Funds is registered as, or is required to be registered as, an Investment Company. No other Person to whom the Company or any of its Subsidiaries renders investment management or investment advisory services is registered as an Investment Company.

                  (v) Except for Tremont Partners, Inc. ("TPI"), neither the Company nor any Affiliate of the Company has been during the past five years an "investment adviser" required to be registered, licensed or qualified as an investment adviser under the Advisers Act or other Applicable Law or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

                  (vi) TPI is, and at all times required by the Advisers Act during the past five years has been, duly registered as an investment adviser under the Advisers Act. TPI is, and at all times required by Applicable Law (other than the Advisers Act) during the past five years has been, duly registered, licensed or qualified as an investment adviser in each state or any other domestic or foreign jurisdiction where the conduct of its business required such registration, licensing or qualification, except for any such failure to be so registered, licensed or qualified that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

                  (vii) Each Form ADV filed (or deemed to be filed) by TPI, including any amendments thereto filed (or deemed to be filed) with the SEC, complied in all material respects with the Advisers Act and was complete and correct in all material respects and omitted no material facts required to be stated therein.

                  (viii) Except for Tremont Securities, Inc. ("TSI"), neither the Company nor any Affiliate of the Company has been during the past five years a "broker-dealer" required to be registered, licensed or qualified as a broker-dealer under the Exchange Act or other Applicable Law or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

                  (ix) TSI is, and at all times required by the Exchange Act during the past five years has been, duly registered as a broker-dealer under the Exchange Act. TSI is, and at all times required by Applicable Law (other than the Exchange Act) during the past five years has been, duly registered, licensed or qualified as a broker-dealer in each state or any other domestic or foreign jurisdiction where the conduct of its business required such registration, licensing or qualification, except for any such failure to be so registered, licensed or qualified that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

                  (x) Each Form BD filed by TSI, including any amendments thereto filed with the SEC or the NASD, complied in all material respects with the Exchange Act and was complete and correct in all material respects and omitted no material facts required to be stated therein.

                  (xi) Except for Tremont Futures, Inc. ("TFI"), neither the Company nor any Affiliate of the Company has been during the past five years a "commodity pool operator" or "commodity trading advisor" required to be registered, licensed or qualified as such under the CEA or other Applicable Law or to be a member of the NFA or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

                  (xii) TFI is, and at all times required by the CEA during the past five years has been, duly registered as a commodity pool operator and commodity trading advisor under the CEA and is a member in good standing of the NFA, and has, to the extent required by the NFA Bylaw 1101, ensured that: (A) the sponsors of, advisors to, or other appropriate Persons with respect to, any collective investment vehicle in which any of the Funds has invested (or in which any Person with respect to which TFI has acted as a commodity trading advisor under the CEA has invested) has been, to the extent required under the CEA, duly registered as a commodity pool operator or commodity trading adviser under the CEA and is a member in good standing of the NFA; and (B) any futures commission merchants, introducing brokers, floor brokers or floor traders with which TFI, any of the Funds, or any Person with respect to which TFI has acted as a commodity trading advisor under the CEA, has done business has been, to the extent required under the CEA, duly registered in its appropriate capacity under the CEA and is a member in good standing of the NFA.

                  (xiii) Each Form 7-R and, to the Knowledge of the Company, each Form 8-R filed by TFI, or by any "principal" or "Associated Person" (as such terms are defined in the CEA or the rules of the NFA) thereof, including any amendments thereto filed with the CFTC or NFA, complied in all material respects with the CEA and was complete and correct in all material respects and omitted no material facts required to be stated therein; and TFI and, to the Knowledge of the Company, each such principal or Associated Person thereof has filed any such forms 7-R or 8-R required to be filed under the CEA or rules of the NFA. Except as set forth in Schedule 4.1(i)
                  (xiii) of the Company Disclosure Schedule, (A) no form 7-R or form 8-R to which the immediately preceding sentence refers, including any amendments thereto, has contained a "Yes" response by the applicable registrant, or Person to be listed as a principal or Associated Person of a registrant to any item under the "Disciplinary History" section of such Form 7-R or Form 8-R. Each commodity pool operator or commodity trading advisor disclosure document provided by the Company or any of its Subsidiaries to any client did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (xiv) Tremont TASS (Europe) Limited ("TTEL") is regulated by the SFA. All investment business activities of TTEL have been carried on in accordance with the provisions of the FSA, any regulation made under the FSA and the rules of the SFA. All directors and employees of TTEL required to be registered persons under the rules of the SFA are so registered. TTEL has adopted, and in all respects observed, procedures complying with all laws and regulations intended to combat money-laundering and insider dealing which apply to TTEL, its directors and employees. TTEL has not received any notice that SFA has initiated any administrative proceeding or investigation into the business or operations of TTEL or any of its principal employees. There is no unresolved violation or exception by SFA with respect to any report or statement by

                  SFA relating to any examination of TTEL. TTEL has not, and none of its directors or employees has, been the subject of any censure, disciplinary hearings or fines by the SFA or any other Governmental Authority. Since it became an authorized person, TTEL has not had cause to notify the SFA of any material matter and there are no entries on the Complaints and Breaches Register of TTEL kept in accordance with the rules of the SFA.

                  (xv) Tremont Investment Management, Inc. ("TIMI") has timely filed, or caused the timely filing of, all material forms, reports, registration applications, prospectuses (and other similar offering documents) schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority, in connection with The Tremont Masters Fund and has paid all fees and assessments due and payable in connection therewith. TIMI is and has been duly registered as an advisor in the categories of investment counsel and portfolio manager and limited market dealer under the Securities Act (Ontario). All directors, officers and employees of TIMI required to be registered persons under the Securities Act (Ontario) are so registered. Such registrations are in full force and effect and good standing and TIMI is not in default or breach of any condition of its registrations and no proceeding is pending or threatened to revoke or limit such registrations.

                     (j) Taxes. Except insofar as disclosed in Schedule 4.1(j) to the Company Disclosure Schedule:

                  (i) (A) All federal, state and other material Tax Returns with respect to the Company, any of its Subsidiaries or any of the Funds or any affiliated, combined or unitary group of which the Company or any Subsidiary of the Company is or has been a member required to be filed on or prior to the Closing Date (taking into account any extensions of time to file) have (or by the Effective Time will have) been duly and timely filed and all such Tax Returns are complete and accurate in all material respects and (B) the Company, all Subsidiaries of the Company and the Funds have timely paid (or there have been paid on their behalf) all Taxes shown as due and payable on such Tax Returns (other than Taxes that are being contested in good faith) or have been properly reserved for in the books and records of the Company, such Subsidiary of the Company or such Fund in accordance with GAAP;

                  (ii) The Company and each Subsidiary of the Company, have complied with all material requirements in relation to the payment and withholding of Taxes;

                  (iii) No agreement or other document waiving or extending the statute of limitations or the period of assessment or collection of any Taxes payable by the Company or any Subsidiary of the Company has been filed or entered into with any Governmental Authority;

                  (iv) The Company has not received any written notice of any action, suit, proceeding, audit, deficiency or claim now proposed or pending against or with respect to the Company or any Subsidiary of the Company;

                  (v) Neither the Company nor any Subsidiary of the Company is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement; (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority);

                  (vi) Neither the Company nor any Subsidiary of the Company is, or has been, a United States real property holding company within the meaning of Section 897(c)(2) of the Code;

                  (vii) Neither of the Company nor any Subsidiary of the Company is a "bank" as defined in Section 581 of the Code;

                  (viii) No power of attorney with respect to any Taxes of the Company or any Subsidiary of the Company has been executed or filed with any taxing authority;

                  (ix) No liens for Taxes exist with respect to any assets or properties of the Company, or any Subsidiary of the Company except for statutory liens for Taxes not yet due or contested in good faith;

                  (x) No federal, state, local or non-U.S. audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state, local or non-U.S. income or franchise Taxes or material other federal, state, local or non-U.S. Taxes or Tax Returns of the Company or any Subsidiary of the Company. The Company has not received any written notice of any material issues relating to Taxes raised from the relevant Taxing Authority during any presently pending audit or examination;

                  (xi) Neither the Company nor any Subsidiary of the Company has agreed to or is required to make any material adjustment under
                  Section 481(a) of the Code or any similar provision of non-U.S. law that would affect any taxable year beginning after the date hereof;

                  (xii) Neither the Company nor any Subsidiary of the Company has with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Subsidiary of the Company;

                  (xiii) Each Fund which is qualified as a "registered investment company" under subchapter M of the Code has been managed in a manner consistent with its qualification as a "registered investment company" under Subchapter M of the

                  Code. No such Fund is subject to the payment of Tax for any taxable year by reason of its failure to satisfy the minimum distribution requirements of Section 852(a)(1) of the Code;

                  (xiv) Neither the Company nor any Subsidiary of the Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger;

                  (xv) Parent has received complete copies of (A) all material federal, state and other material income or franchise Tax Returns of the Company and each Subsidiary of the Company relating to the taxable periods ended since December 31, 1998 and (B) any audit report issued within the last three years relating to any material Taxes due from or with respect to the Company or any Subsidiary of the Company;

                  (xvi) The Company has not received any written notice of any claim by a Taxing Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns stating that the Company, or such Subsidiary, is or may be subject to taxation by that jurisdiction;

                  (xvii) No property owned by the Company or any Subsidiary of the Company (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
                  Section 168(g) of the Code;

                  (xviii) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Parent, the Company or any of their respective Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code; and

                  (xix) Neither the Company nor any Subsidiary of the Company is subject to any private letter ruling of the IRS or comparable rulings of other Taxing Authorities issued solely in respect of the Company or any Subsidiary of the Company.

                  (xx) At the time of issuance of each of the life insurance policies (each individually, an "Insurance Policy") issued by TII and for the life of each Insurance Policy: (i) provided that each purchaser of such Insurance Policy has an insurable interest in the life of the insured under each Insurance Policy and in the amount of insurance applied for, (A) each Insurance Policy qualifies as life insurance under applicable insurance law, (B) each Insurance Policy qualifies as a life insurance contract under the guideline premium test of Section 7702 of the Code and will be treated as life insurance for current federal income Tax purposes, (C) neither the Company nor any of its Subsidiaries has caused any Insurance Policy to fail the guideline premium test of Section 7702 of the Code or some other current Tax law provision thereby causing the purchaser to be in receipt or accrual of the account value of an Insurance Policy, including increments thereon, (D) neither the Company nor any of its Subsidiaries has caused any Insurance Policy to fail the guideline premium test of Section 7702 of the Code or some other current Tax law provision thereby causing the death benefits paid under the policies to be ineligible for the exclusion from gross income under
                  Section 101(a) of the Code, (ii) each of the Insurance Policies are variable contracts as defined in Section 817(d) of the Code, (iii) the segregated asset account(s) underlying the Insurance Policies comply with Section 817(h) of the Code,
                  (iv) no purchaser of an Insurance Policy will be treated as owner for Tax purposes of the assets of any separate account to which Insurance Policy account values have been allocated, and, (v) provided that, for each Insurance Policy, premiums are paid, death benefits are reduced and each policy owner exercises its rights under the Insurance Policy only in accordance with the plan for such Insurance Policy as specified by TII at issue and from time to time thereafter, no Insurance Policy has become a modified endowment contract under Section 7702A of the Code.

                  (xxi) At the time of issuance of each of the annuity policies (each individually, an "Annuity Policy") issued by TII and for the life of each Annuity Policy: (i) each of the Annuity Policies are variable contracts as defined in Section 817(d) of the Code, (ii) the segregated asset account(s) underlying the Annuity Policies comply with Section 817(h) of the Code; and (iii) no purchaser of an Annuity Policy will be treated as owner for Tax purposes of the assets of any separate account to which Annuity Policy account values have been allocated.

                     (k) Litigation. There is not, and since January 1, 1998, there has not been, any litigation, administrative, arbitral or other proceeding, claims, actions, or governmental or regulatory investigations pending or, to the Knowledge of the Company, threatened against the Company, any Subsidiary of the Company or any of the Funds in connection with their respective businesses or the transactions contemplated by this Agreement and there is no injunction, judgment, decree or regulatory restriction imposed upon either the Company or any Subsidiary of the Company. With respect to the pending litigations, proceedings, claims, actions or investigations listed on Schedule 4.1(k) of the Company Disclosure Schedule, individually and in the aggregate, no adverse determination would reasonably be expected to have a Material Adverse Effect with respect to the Company. There is no lawsuit or claim by the Company or any Subsidiary of the Company currently pending or which the Company or any Subsidiary of the Company currently intends to initiate against any other Person.

                     (l) Labor and Employment Matters; Benefit Plan Obligations.

                  (i) Neither the Company nor any of its Subsidiaries is delinquent in any respect in payments to any of its current or former officers, directors, employees, consultants, or agents for any wages, salaries, commissions, bonuses, benefits, expenses or other compensation for any services performed by them or amounts required to be reimbursed to them; and in the event of termination of the employment of any employee of the Company, any of its Subsidiaries or any of the Funds ("Employee"), none of the Company or any of its Subsidiaries will be liable to any such Employee under any agreement in effect at the Effective Time for so-called "severance pay", incentive pay, liquidated damages or any other payments or benefits, including, without limitation, post-employment health care, pension or insurance benefits.

                  (ii) Since January 1, 1998, none of the Company or any Subsidiary of the Company has had any claim made against it by any Person before any Governmental Authority in respect of employment with it for discrimination or harassment on account of sex, race or other characteristic protected by Applicable Law and there are no such proceedings pending or, to the Company's Knowledge, threatened.

                  (iii) Schedule 4.1(l)(iii) of the Company Disclosure Schedule contains a true and complete list of each Benefit Plan. With respect to each Benefit Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents: (A) a copy of the Benefit Plan and any amendments thereto; (B) a copy of the most recent annual report on IRS Form 5500; (C) a copy of the most recent summary plan description (including supplements) required under ERISA with respect thereto; (D) if the Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof and all related agreements; and
                  (E) the most recent determination letter or pending determination letter received from the IRS with respect to each Benefit Plan intended to qualify under Section 401 of the Code.

                  (iv) None of the Company or any Subsidiary of the Company or any ERISA Affiliate (A) has ever maintained any Benefit Plan which has been subject to Title IV of ERISA or any similar Applicable Law of any other jurisdiction or (B) has ever provided or agreed to provide health care or any other welfare benefits (as described in Section 3(1) of ERISA) to any Employees after their employment is terminated (other than as required by part 6 of Subtitle B of title I of ERISA or any similar Applicable Law of any other jurisdiction).

                  (v) No Benefit Plan is a "multiemployer pension plan", as defined in section 3(37) of ERISA.

                  (vi) Each Benefit Plan has been operated in all material respects in accordance with its terms and Applicable Law, including but not limited to ERISA and the Code. Each Benefit Plan which is intended to be "qualified" within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter to such effect.

                  (vii) To the Knowledge of the Company, there is no matter pending with respect to any of the Benefit Plans before any Governmental Authority. There are no pending or, to the Knowledge of the Company, threatened or anticipated actions, suits, or claims by or on behalf of any Benefit Plan, by any Employee or beneficiary covered thereunder, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

                  (viii) No stock or other security issued by the Company forms or has formed a material part of the assets of any Benefit Plan.

                  (ix) To the Knowledge of the Company, any individual who performs services for the Company, any of its Subsidiaries or any of the Funds (other than through a contract with an organization other than such individual) and who is not treated as an Employee of the Company, any of its Subsidiaries or Funds for federal income tax purposes by the Company, such Subsidiary or Fund is not an Employee for such purposes.


                  (x) None of the Funds has or has had any employees.

                  (xi) With respect to each Benefit Plan that is maintained outside of the U.S. primarily for the benefit of persons substantially all of whom are nonresident aliens (a "Foreign Plan"):

                           (1) all employer and Employee contributions to each Foreign Benefit required by law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices.

                           (2) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

                           (3) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

                  (xii) None of the Employees is represented in his or her capacity as an Employee by any labor organization; Neither the Company nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of such Employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees; there is no union organization activity involving any of the Employees, pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened, nor has there ever been union representation involving any of the Employees; there is no picketing, pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Employees, pending or, to the Knowledge of the Company, threatened; there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened which could be brought or filed, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual; the Company and each of its Subsidiaries is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance; and there has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Company or any of its Subsidiaries within the six (6) months prior to the Closing.

                     (m) Board Approval. The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of the Company adopt this Agreement. Assuming the accuracy of the representations and warranties set forth in Section 4.2(i), the Board of Directors of the Company has taken the necessary action to make inapplicable to this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby the restrictions on business combinations set forth in Section 203 of the DGCL and any other "fair price," "moratorium," "control share," "business combination," "affiliate transaction" or other applicable antitakeover laws.

                     (n) Vote Required. Assuming the accuracy of the representations and warranties set forth in Section 4.2(i), the affirmative vote of the holders of a majority of the voting power of the Company Common Stock to adopt this Agreement (the "Required Company Vote") is the only vote of the holders of any class or series of Company Capital Stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

                     (o) Contracts.

                  (i) Schedule 4.1(o) of the Company Disclosure Schedule sets forth under separate headings, and the Company has made available to the Parent true, correct and complete copies of:
                  (A) each Company Contract that is not cancelable without penalty by the Company, any of its Subsidiaries or any Fund party thereto upon 90 days or less notice or that involves the receipt or payment by the Company, such Subsidiary or such Fund in the prior fiscal year (or is reasonably likely to involve the receipt of payment by the Company, such Subsidiary or such Fund in the current fiscal year) of an amount in excess of $100,000, (B) each Company Contract with any one or more of the directors or executive officers or members of their Immediate Families or entities in which any of them has greater than a 5% equity interest, (C) each Company Contract that is required to be described in the Regulatory Reports publicly disclosed and filed with the SEC or to be filed as an exhibit thereto (which Company Contract is described in the Regulatory Reports publicly disclosed and filed with the SEC or filed as an exhibit thereto), (D) each Advisory Agreement,
                  (E) each Company Contract with respect to or involving employment, severance, product design or development, personal services, consulting, non-competition or indemnification (including, without limitation, any Company Contract involving employees of the Company, any of its Subsidiaries or any of the Funds); (F) each Company Contract with respect to or involving licensing, merchandising or distribution; (G) each Company Contract granting a right of first refusal or first negotiation; (H) each Company Contract that is a shareholders, partnership, joint venture or similar agreement; (I) each Company Contract for the acquisition, sale or lease of material properties or assets of the Company, any of its Subsidiaries or any Fund (by merger, purchase or sale of assets or stock or otherwise) entered into since its inception; (J) each Company Contract with any Governmental Authority; (K) each loan or credit agreement, mortgage, indenture, instrument or other Company Contract evidencing indebtedness for borrowed money by the Company, any of its Subsidiaries or Funds or any such Company Contract pursuant to which indebtedness for borrowed money may be incurred; (L) each Company Contract that purports to limit, curtail or restrict the ability of the Company, any of its Subsidiaries or any of the Funds to compete in any geographic area, line of business or otherwise or with any Person, or to obtain products or services from or engage in business transactions with, any other Person; (M) each Company Contract with or with respect to Mutual Risk Management Ltd.; (N) each Company Contract between the Company, any of its Subsidiaries or any of the Funds and any other Person (other than a wholly owned Subsidiary of the Company) in which the Company, any of its Subsidiaries or any of the Funds owns an equity interest; (O) each other Company Contract material to the business, governance, operations or financial condition of the Company, any of its Subsidiaries or any of the Funds, and (P) each commitment and agreement to enter into any of the foregoing. Each Company Contract set forth or required to be set forth in
                  Schedule 4.1(o) of the Company Disclosure Schedule is referred to herein as a "Material Contract."

                  (ii) Each of the Company, each of its Subsidiaries and each Fund which is a party to any Material Contract has duly performed all its material obligations under such Material Contract, in each case to the extent that such obligations have accrued; each Material Contract is in full force and effect and constitutes the valid and legally binding obligation of the Company, such Subsidiaries and each Fund, as applicable, enforceable according to its terms; and no breach or default, alleged breach or default, or event which constitutes or would (with the passage of time, notice or both) constitute a material breach or default thereunder on the part of the Company, any of its Subsidiaries or any Fund, or, to the Knowledge of the Company, any other party thereto, has occurred or, as a result of this Agreement or the performance by the Company of any of its covenants or obligations hereunder, will occur.

                  (iii) Except for those limits or requirements in cases (A) or
                  (B) immediately below as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company, no Company Contract to which the Company, any of its Subsidiaries or any of the Funds is a party or subject to (A) limits the freedom of the Company, or any of its Subsidiaries or any of the Funds to compete in any line of business, any geographic area or otherwise or with any Person; or (B) contains any requirement of exclusive dealing with any other Person anywhere in the world or with respect to any product, and no such Contract as described in such clauses (A) and (B) or any other Company Contract would be or purports to be valid and legally binding on the Parent or any of its Affiliates (other than the Company and its Subsidiaries) upon, and at any time after, the Closing, regardless of the scope of limits or requirements.

                  (iv) The Company has made or caused to be made available to the Parent copies of all sales, marketing and account solicitation agreements and marketing arrangements relating to its investment advisory activities.

                     (p) Brokerage or Finder's Fees. Other than the Company Financial Advisor, whose fees and expenses will be borne by the Company, neither the Company nor any of its Subsidiaries has incurred any liability to any broker, finder or agent for any fees or commissions or similar compensation with respect to the transactions contemplated by this Agreement.

                     (q) Insurance. The Company, its Subsidiaries and the Funds maintain with reputable insurers such worker's compensation, comprehensive property and casualty, liability, errors and omissions, fidelity and other insurance as is described on Schedule 4.1(q) of the Company Disclosure Schedule, which insurance is, in the reasonable opinion of the Company, sufficient in all material respects for the operation of the business of the Company and its Subsidiaries and Funds as currently conducted.

                     (r) Opinion of the Company Financial Advisor. The Company has received the opinion of the Company Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock, a copy of which opinion has been made available to the Parent.

                     (s) No Parent Capital Stock. The Company does not own or hold directly or indirectly any shares of common stock of the Parent or any other capital stock of the Parent, or any options, warrants or other rights to acquire any capital stock of the Parent, or in each case, any interests therein.

                     (t) Sponsored Collective Investment Vehicles and Commodities Advisory Matters.

                  (i) Schedule 4.1(t) of the Company Disclosure Schedule sets forth a true, correct and complete list of each Fund, including each Fund's name, its jurisdiction of organization and authorized ownership interests (and the ownership interests of the Company and its Subsidiaries in each Fund), and the jurisdictions in which each of them is licensed or qualified or registered to do business.

                  (ii) True, correct and complete copies of the offering documents, subscription agreements, administrative services agreements, distribution or placement agency agreements, solicitation agreements and custody agreements, as applicable, or any similar agreements, in any case pertaining to the Funds and used since January 1, 1998 have been made available to the Parent. Such offering documents did not, at any time such offering documents were made available to investors or prospective investors in the Funds, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iii) True, correct and complete copies of the audited financial statements of each of the Funds for the fiscal years completed on or after December 31, 1998 or its inception, whichever is later, through its most recent fiscal year ended on or prior to December 31, 2000 have been made available to the Parent. Each of such financial statements presents fairly, in all material respects, the consolidated financial position of such Fund in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such financial statements.

                  (iv) All securities of which any of the Funds is the issuer were sold pursuant to a valid exemption from the registration requirements of the Securities Act and other applicable Securities Laws and in compliance with Applicable Law.

                  (v) Since its inception, each Fund has been operated and is currently operating in compliance in all material respects with its respective investment objectives and policies, its constituent documents and Applicable Law. Since its inception, each of the Funds that has been (i) offered to United States investors or (ii) organized in any jurisdiction within the United States has been excluded from the definition of an "investment company" under the Investment Company Act by virtue of Section 3(c)(1) or Section 3(c)(7) thereof. Since its inception, each of the Funds that is a commodity pool within the meaning of the CEA is an "exempt pool" within the meaning of Rule 4.7 promulgated by the CFTC under the CEA, each Person with respect to which TFI acts as a commodity trading advisor is a "Qualified Eligible Person" within the meaning of such Rule 4.7, and TFI and the Fund have been in compliance with the disclosure reporting and record keeping requirements of such Rule 4.7(b).

                  (vi) None of TFI, the Funds or any direct or indirect "principal" or "Associated Person" (as such terms are defined in the CEA or the rules of the NFA) thereof has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Laws, the CEA or the rules or interpretations of any Self-Regulatory Organization or, except as set forth in Schedule 4.1(t)(vi) of the Company Disclosure Schedule, has been criticized by the CFTC or NFA in, as a result of or following any regulatory audit by the NFA.

                     (u) Termination of Relationships. As of the date hereof, neither the Company nor any of its Subsidiaries has received any notice since June 30, 2000, and no other notice is pending, that any Fund or any other Person to whom the Company or any of its Subsidiaries renders investment management or investment advisory services that individually or in the aggregate are material to the business of the Company is terminating or is planning to terminate its relationship with the Company and/or any of its Subsidiaries or will reduce materially its use of the services of the Company and any of its Subsidiaries. As of the date hereof, the Company has no Knowledge that any Fund or any other Person to whom the Company or any of its Subsidiaries renders investment management or investment advisory services that individually or in the aggregate are material to the business of the Company plans to terminate its relationship with the Company and/or any of its Subsidiaries or plans to reduce materially its use of the services of the Company and any of its Subsidiaries. For the purposes of this Section 4.1(u), each of the Funds will be deemed to be material to the business of the Company and its Subsidiaries.

                     (v) Absence of Certain Payments. To the Knowledge of the Company, none of the Company, any of its Subsidiaries or any Person acting on behalf of the Company and any of its Subsidiaries has made any payment to, or conferred any benefit, directly or indirectly, on suppliers, clients, employees or agents of suppliers or clients, or officials or employees of any Governmental

Authority or any political parties or candidates for office, that was unlawful in the place where, and at the time when, such payment or benefit was given or received, or, in the case of payments to or benefits conferred upon representatives of a Governmental Authority referred to above, would have been unlawful under the laws of the United States if such laws were applicable to such payment or benefit and to such officials or employees.

                     (w) Privacy Rules. The Company and its Subsidiaries and the Funds, to the extent each is a "financial institution" (as defined in the GBA), have complied, to the extent required, with the GBA and the rules and regulations promulgated pursuant thereto, including, without limitation, Regulation S-P issued by the SEC and the privacy rules issued by the Federal Trade Commission and expected to be issued by the CFTC (collectively, the "Privacy Rules"), and each such Financial Institution has provided the privacy notices, in the form and to the extent required by the GBA and the Privacy Rules, and has taken such other actions as may be required thereunder.

                     (x) Technology and Intellectual Property.

                  (i) The Technology Systems are adequate in all material respects for their intended use and for the operation of the respective businesses of the Company and its Subsidiaries as are currently operated and as necessary after the Closing Date in substantially the same manner as such businesses have been operated prior thereto. The Company or one or more of its wholly owned Subsidiaries owns or has the right to use, free and clear of Encumbrances, all components of the Technology Systems that are reasonably necessary to the normal operations of such businesses. There has not been any material malfunction with respect to any of the Technology Systems since January 1, 1998 that has not been remedied or replaced in all material respects. The completion of the transactions contemplated by this Agreement will not materially alter or impair the ownership or right of the Company or its Subsidiaries to use the components of the Technology Systems. No trade secret, know-how, model, process, formula, database or Software created by the Company or any of its Subsidiaries included in the Intellectual Property of the Companies has been disclosed or authorized to be disclosed to any third party other than for use in connection with the businesses of the Company and its Subsidiaries or pursuant to a confidentiality or non-disclosure agreement that reasonably protects the interest of the Company and its Subsidiaries and the Funds in and to such matters.

                  (ii) Schedule 4.1(x)(ii) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned by, or licensed to, the Company or any of its Subsidiaries, including those jointly with others (such schedule specifies any as such), a complete and accurate list of all (whether registered or unregistered, any applications therefor and whether owned or licensed) patents, trademarks, copyrights, trade secrets and Software. The Company and its wholly owned Subsidiaries own or possess adequate licenses or other rights to use, free and clear of Encumbrances, orders and arbitration awards, all of their Intellectual Property for the operation of the respective businesses of the Company and the Subsidiaries as are currently operated and as necessary after the Closing Date in substantially the same manner as such businesses have been operated prior thereto. All Intellectual Property registrations owned by the Company or any Subsidiary of the Company are valid and subsisting, are held in the name of the Company or one of its Subsidiaries and are validly maintained. No Intellectual Property application or registration owned by the Company or any Subsidiary of the Company is the subject of any pending, existing or threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before any registration authority in any jurisdiction. The conduct of the respective businesses of the Company and its Subsidiaries and the Funds does not infringe in any material respect upon any Intellectual Property right owned or controlled by any third party. There are no material claims, proceedings or actions pending or, to the Company's Knowledge, threatened, and none of the Company, any of its Subsidiaries or any of the Funds has received any notice of any claim or suit (A) alleging that the activities of the Company, any of its Subsidiaries or any of the Funds infringe upon or constitute the unauthorized use of the proprietary rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or controlled by the Company or any Subsidiary of the Company, nor is there, to the Company's Knowledge, a valid basis for any such claim or suit. To the Company's Knowledge, no third party is infringing upon any Intellectual Property owned by the Company or any of its Subsidiaries, and no such claims have been made by the Company.

                     4.2 Representations and Warranties of the Parent and the Merger Sub. Except as set forth in writing in the disclosure schedule delivered by the Parent to the Company prior to the execution of this agreement (the "Parent Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) each of the Parent and the Merger Sub represents and warrants to the Company as follows:

                     (a) Organization, Standing and Power. Each of the Parent and the Merger Sub has been duly incorporated and is validly existing and in good standing under the Applicable Laws of the State of Delaware, has all the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified and in, if applicable, good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such licensing, qualification or, if applicable, good standing necessary other than in such jurisdictions where the failure to be so licensed or qualified or, if applicable, in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Parent. The copies of the charter and by-laws and any amendments thereto of the Parent and the Merger Sub that were previously furnished to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement. All of the outstanding shares of capital stock of Merger Sub are duly authorized validly issued and nonassessable and are owned beneficially and of record, by the Parent or a Subsidiary which is wholly owned, directly or indirectly, by the Parent, free and clear of any Encumbrances other than Permitted Encumbrances.

                     (b) Authority of the Parent and the Merger Sub; Execution and Delivery. Each of the Parent and the Merger Sub has the corporate power and authority to enter into and carry out its obligations under this Agreement. The execution and delivery by each of the Parent and the Merger Sub of this Agreement and the performance by each of them of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action on the part of each of them, and no other corporate or stockholder proceedings on the part of either of them are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. Each of the Parent and the Merger Sub has duly executed and delivered this Agreement. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes and assuming the due authorization, execution and delivery thereof by each other party thereto, all instruments of conveyance and other documents executed and delivered or to be executed and delivered by them, as contemplated by this Agreement, constitute, or when so executed and delivered will constitute, the legal, valid and binding agreements, instruments and obligations of each of them, enforceable against each of them in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar Applicable Laws of general application relating to or affecting the rights and remedies of creditors and by the application of general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                     (c) Consents; No Conflict.

                  (i) Other than filings and/or notices (A) pursuant to Section 2.3, (B) under the HSR Act or the Securities Laws, (C) required under a foreign antitrust or trade regulation law, or
                  (D) required to be made with any applicable Self-Regulatory Organization, neither the Parent nor the Merger Sub is required to obtain the consent, authorization or approval of, or submit any notice, report or any other filing with, any Governmental Authority or any third party or to obtain any consent, permit, license or franchise in connection with the execution, delivery and performance of this Agreement by the Parent or the Merger Sub, respectively, except, in the case of any third party, as would not reasonably be expected to have a Material Adverse Effect with respect to the Parent.

                  (ii) The execution, delivery and performance of this Agreement by each of the Parent and the Merger Sub and the consummation of the transactions contemplated hereby will not conflict with, result in the termination of, contravene or constitute a default under, or be an event which, with the giving of notice or passage of time or both will become a default under, or give to any other Person any right of termination pursuant to any of the terms, conditions or provisions of or under (A) any Applicable Law (provided, as to consummation, the filings, reports and notices are made, and approvals are obtained, as referred to in Section 4.2(c)(i)), (B) the charter and by-laws of the Parent or the Merger Sub or (C) any contract, agreement, indenture, mortgage, deed of trust, note, bond, franchise, lease, plan, license or other instrument, arrangement or other obligation binding upon the Parent or the Merger Sub, or to which the property of the Parent or the

                  Merger Sub is subject, except in the case of clause (A) or (C) as would not reasonably be expected to have a Material Adverse Effect with respect to the Parent.

                     (d) Litigation. Except as set forth on Schedule 4.2(d) of the Parent Disclosure Schedule, as of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or, to the Parent's Knowledge, threatened against the Parent or any Subsidiary of the Parent, or any properties or rights of the Parent or any Subsidiaries of the Parent, before any Governmental Authority that (i) seek to question, delay or prevent the consummation of the Merger or the other transactions contemplated hereby or (ii) would reasonably be expected to affect adversely the ability of the Parent to fulfill its obligations hereunder, including the Parent's obligations under
Article II and Article III.

                     (e) Board Approval of the Parent. The Board of Directors of the Parent, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are in the best interests of the Parent and its stockholders; and (ii) approved this Agreement and the Merger.

                     (f) Board Approval of the Merger Sub. The Board of Directors of the Merger Sub, by resolutions duly adopted without a meeting by unanimous consent thereto in writing and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are advisable and in the best interest of the Merger Sub and its stockholder, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholder of the Merger Sub adopt this Agreement. Following the adoption of such resolutions by the Board of Directors of the Merger Sub, the sole stockholder of the Merger Sub, without a meeting by consent in writing, has duly adopted this Agreement.

                     (g) No Other Vote Required. No vote of the holders of any class or series of the capital stock of the Parent and, except as provided in
Section 4.2(f), any Subsidiary of the Parent is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby.

                     (h) Brokerage or Finder's Fees. The Parent has not incurred any liability to any broker, finder or agent for any fees, commissions or similar compensation with respect to the transactions contemplated by this Agreement.

                     (i) No Company Capital Stock. Neither of the Parent or the Merger Sub owns or holds directly or indirectly any shares of Company Common Stock or any other capital stock of the Company, or any options, warrants or other rights to acquire any shares of Company Common Stock or any other capital stock of the Company, or in each case, any interests therein, other than pursuant to the Merger as contemplated by this Agreement or pursuant to the Stockholders Agreement.

                     (j) Financing. The Parent has and will have available, prior to the Effective Time, sufficient funds to pay the Merger Consideration and the Option Consideration pursuant to this Agreement.

                     (k) No Business Activities. The Merger Sub has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. The Merger Sub has no Subsidiaries.


                                   Article V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                     5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated under separate headings in Schedule 5.1 of the Company Disclosure Schedule or to the extent that the Parent (in its sole discretion) shall otherwise consent in writing):

                     (a) Ordinary Course.

                  (i) The Company and each of its Subsidiaries shall (and shall cause the Funds to), and the Company shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX to, carry on their respective businesses in the usual, regular and ordinary course in the same manner as heretofore conducted, and, to the extent consistent therewith, shall (and shall cause the Funds to) use all reasonable best efforts to, and the Company shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX to, preserve intact their present lines of business, business organizations and reputations, maintain their rights, franchises and permits, keep available the services of their key officers and key employees, maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, and preserve their relationships and goodwill with clients, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

                  (ii) The Company shall not, and shall not permit any of its Subsidiaries or the Funds to, and the Company shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, (A) enter into any new material line of business, (B) commit to any capital expenditures other than capital expenditures in the usual, regular and ordinary course of business consistent with past practice and not individually or in the aggregate in excess of $100,000, or (C) delay or postpone the payment of accounts payable and other liabilities or accelerate the collection of accounts receivable, or revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in each case in the usual, regular and ordinary course of business consistent with past practice or as required by GAAP;

                     (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to,
(i) declare, set aside or pay any dividends on or make other distributions in respect of any of its ownership interests, (ii) split, combine, subdivide or reclassify any of its ownership interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, ownership interests, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization,
(iv) directly or indirectly repurchase, redeem or otherwise acquire any ownership interests or any securities convertible into or exercisable for any ownership interests except, subject to and in accordance with Applicable Law, for the purchase from time to time by the Company of Company Common Stock in the usual, regular and ordinary course of business consistent with past practice in connection with funding the Tremont Advisers, Inc. Savings Plan, or (v) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or other ownership interests or otherwise make any payments to stockholders or equityholders in their capacity as such.

                     (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any ownership interests of any class, or enter into any agreement with respect to any ownership interests, other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date hereof or in connection with the Tremont Advisers, Inc. Savings Plan in accordance with its present terms or the issuance of ownership interests by FITX in connection with capital-raising activities consistent with past practice.

                     (d) Governing Documents. The Company shall not, and shall not permit any of its Subsidiaries or the Funds to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, amend or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

                     (e) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of their respective businesses in the usual, regular and ordinary course of business consistent with past practice).

                     (f) No Dispositions. Other than dispositions made in the usual, regular and ordinary course of business consistent with past practice and not individually or in the aggregate in excess of $100,000, the Company shall not, and shall not permit any Subsidiary of the Company to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, sell, lease, transfer, pledge, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets (including ownership interests of Subsidiaries of the Company).

                     (g) Investments; Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, or otherwise), other than payments, discharges or satisfactions incurred or committed to in the usual, regular and ordinary course of business consistent with past practice or reflected in the most recent consolidated financial statements (or the notes thereto) of the Company included in the most recent Regulatory Reports filed prior to the date of this Agreement, or (iii) create, incur, assume or suffer to exist any indebtedness, guarantees, loans or advances not in existence as of the date of this Agreement except for short-term indebtedness incurred under the Company's current short-term facilities (and any replacements thereof) in the usual, regular and ordinary course of business consistent with past practice, and which is not individually or in the aggregate in excess of $500,000 and is reasonably expected by the Company to be repaid by the Company from cash from continuing operations within 12 months of the incurrence thereof in each case as such facilities and other existing indebtedness may be amended, extended, modified, refunded, renewed, refinanced or replaced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby (or, in the case of replacement indebtedness, the term of such indebtedness is not for a longer period of time than the period of time applicable to the indebtedness so replaced) and the other terms and conditions thereof, taken as a whole, are not less advantageous to the Company and its Subsidiaries than those in existence as of the date of this Agreement.

                     (h) Compensation. The Company shall not, and shall not permit any of its Subsidiaries to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, (i) make any increase in or commitment to increase the amount of wages, bonus, severance or other compensation of any executive officer, director or employee (except with respect to normal base wage and base salary increases that are granted in the usual, regular and ordinary course of business consistent with past practice in connection with normal periodic performance reviews and related compensation and benefit increases (but not to officers and directors of the Company or its Subsidiaries); provided that the Company shall notify the Parent in writing prior to any such increases), (ii) make any increase in or commitment to increase any profit sharing, retirement, deferred compensation, insurance or other employee benefits, (iii) issue any additional Company Stock Options, equity-based awards or shares of Company Common Stock (other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date hereof or in connection with the Tremont Advisers, Inc. Savings Plan in accordance with its present terms), adopt or make any commitment to enter into, adopt, amend in any material manner or terminate any Benefit Plan, or any other agreement, arrangement, plan or policy between the Company or one of its Subsidiaries and one or more of its directors, officers or employees, (iv) make any contribution, other than regularly scheduled contributions, to any Benefit

Plan or (v) adopt, approve, ratify or enter into any collective bargaining agreement, side letter, memorandum of understanding or similar agreement with any labor union covering the employees of the Company or any of the Subsidiaries.

                     (i) Accounting Methods; Income Tax Matters. Except as required by a Governmental Authority, the Company shall not, nor shall it permit any of its Subsidiaries to, change its methods of accounting in effect at December 31, 2000, except as required by changes in GAAP as concurred in by the Company's independent auditors. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) change its fiscal year, (ii) make or rescind any material Tax election, (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy in respect of Taxes or (iv) change in any material respect any of its methods of reporting income, deductions or accounting for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 2000.

                     (j) Contracts. The Company shall not, and shall not permit any of its Subsidiaries to, (i) except as expressly contemplated or expressly permitted in this Section 5.1, enter into any Company Contract, other than in the usual, regular and ordinary course of business consistent with past practice, enter into a contract that would constitute a Material Contract amend in any material respect any of the Material Contracts, (ii) enter into any Company Contract providing for, or amend any Company Contract to provide for, the taking of any action that would be prohibited hereunder, (iii) enter into any Company Contract that would be or would purport to be valid and legally binding on the Parent or any of its Affiliates (other than the Company and its Subsidiaries) upon, and at any time after, the Closing, including without limitation any that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto or that could, after the Closing, limit or restrict the Surviving Corporation and its Affiliates (including but not limited to the Parent or its Affiliates) or any successor thereto, from engaging or competing in any line of business, in any geographic area or otherwise or with any Person, or (iv) terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. The Company shall, and shall cause any Subsidiary to, take all steps necessary to enforce, to the fullest extent permitted under Applicable Law, the provisions of any Material Contract or any confidentiality or standstill agreements to which it is a party.

                     (k) Compromise; Settlement. Neither the Company nor any of its Subsidiaries shall settle or compromise any pending or threatened claims or arbitrations, other than settlements that involve solely the payment of money (without admission of liability) that would not result in an uninsured payment by or liability of the Company in excess of $100,000 in the aggregate above the reserves established therefor on the books of the Company as of the date hereof.

                     (l) Other Actions. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in, (i) any of the Company's representations and warranties set forth in this Agreement being or becoming untrue in any material respect, (ii) a material breach of any provision of this Agreement, (iii) any of the conditions to the Merger set forth in Article VI not being satisfied, or (iv) a material delay in the consummation of the Merger and the transactions contemplated by this Agreement.

                     (m) The Company shall not, and shall not permit any of its Subsidiaries to, authorize or enter into any agreement to do any of the foregoing in this Section 5.1.

                     5.2 Advisory Agreement Consents.

                     (a) The Company shall obtain written consent to the assignment or deemed assignment of each Advisory Agreement to which either:

                  (i) a Fund that is organized in any jurisdiction within the United States; or

                  (ii) a Fund that is controlled, directly or indirectly, by the Company and that is organized in any jurisdiction outside of the United States is a party.

                     (b) The Company shall use its reasonable best efforts to obtain written consent to the assignment or deemed assignment of each Advisory Agreement to which a Fund, other than any Fund described in either Section 5.2(a)(i) or 5.2(a)(ii), is a party.

                     (c) The Company shall use its reasonable best efforts to obtain written consent to the assignment or deemed assignment of (i) each Advisory Agreement with respect to which, as a result of the transactions contemplated hereby, written consent to its assignment or deemed assignment is expressly required by such Advisory Agreement and (ii) each Advisory Agreement to which a Key Client is a party (in the case of each of clauses (i) and (ii) of this Section 5.2(c), other than any Advisory Agreement described in Section 5.2(a) or (b)); provided, however, that the Company shall not be required to take any actions in attempting to obtain the written consent of any client that could, in the good faith judgment of the Company, adversely affect the client relationship.

                     (d) As soon as reasonably practicable following the date hereof, the Company shall send (or cause to be sent) a notice in form and substance acceptable to the Parent (the "Notice") to any Person to whom the Company or any of its Subsidiaries renders investment management or investment advisory services requesting written consent to the assignment of each Advisory Agreement and informing the party to such Advisory Agreement: (x) of the intention to complete such transactions, which will result in a deemed assignment of such Advisory Agreement; and (y) of the Company's intention to continue to provide the advisory services pursuant to the existing Advisory Agreement with such party after the Closing. The Parent shall be provided a reasonable opportunity to review all such consent materials to be used by the Company prior to distribution.

                     (e) The Parent agrees that, in the case of each Advisory Agreement other than any Advisory Agreement described in Section 5.2(a), 5.2(b) or 5.2(c), consent to the assignment or deemed assignment of such Advisory Agreement resulting from the transactions contemplated by this Agreement shall be deemed given for all purposes under this Agreement if the party to such Advisory Agreement shall not have affirmatively stated prior to the Effective Time to the Company or any Subsidiary thereof that it does not consent to such assignment or deemed assignment or intends to terminate such Advisory Agreement and at least forty-five (45) days have elapsed since the mailing of Notice to such party pursuant to Section 5.2(d).

                     (f) Notwithstanding anything to the contrary contained herein, the covenants of the parties contained in this Section 5.2 are intended only for the benefit of the parties and for no other Person.

                     5.3 Acquisition Proposals.

                     (a) The Company shall not, and shall cause each of its Subsidiaries, and its and any such Subsidiaries' respective Representatives not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information or assistance) any inquiries or expressions of interest or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to (x) a proposal or offer with respect to a merger, reorganization, share exchange, recapitalization, liquidation, dissolution, consolidation or similar transaction involving, or any purchase or series of related purchases directly or indirectly (including, by way of lease, exchange, sale, mortgage, pledge, tender offer, exchange offer or otherwise, as may be applicable), of 5% or more of the assets (based on fair market value) or any equity interests (in economic or voting power) in, the Company or any of its Subsidiaries, (y) a breach of this Agreement or the Stockholders Agreement or any interference with the completion of the Merger or
(z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any of the foregoing inquiries, expressions of interest, proposals, or offers being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate the making of, or any effort or attempt to make or implement, an Acquisition Proposal, or (iii) agree to or recommend to its stockholders any Acquisition Proposal; provided, however, that nothing contained in this Section 5.3 shall prevent the Company from (i), based on the advice of outside legal counsel, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or providing any other legally required disclosure to the stockholders of the Company (provided that, except as otherwise permitted in this Section 5.3, the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal), (ii) prior to receipt of the Required Company Vote, and subject to compliance by the Company with the immediately following sentence, providing information to, or engaging in any negotiations or discussions with, any Person who has made an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company determines, in good faith after consultation with, and based upon the advice of, outside legal counsel, that providing such information and engaging in such discussions or negotiations is required to comply with its fiduciary duties to the Company's stockholders under Applicable Law, (B) such Acquisition Proposal is not subject to any financing contingencies, (C) the Board of Directors determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and believes in good faith, after consultation with the Company Financial Advisor, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Acquisition Proposal, a "Superior Proposal") and (D) prior to taking such action and furnishing any information to any such party, the Company
(x) provides reasonable notice to the Parent to the effect that it is taking such action, (y) provides such information to the Parent (if and to the extent it has not already done so), and (z) shall have entered into a confidentiality/standstill agreement on customary terms as advised by outside legal counsel, and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement, or (iii) prior to receipt of the Required Company Vote, recommending such a Superior Proposal to the holders of Company Common Stock and withdrawing the prior recommendation of this Agreement, if and only to the extent that, in each case referred to in clause (ii) or (iii) above, the Board of Directors of the Company determines, in good faith after consultation with, and based upon the advice of, outside legal counsel, that taking such action is required to comply with its fiduciary duties to the Company's stockholders under Applicable Law; provided, however, the Board of Directors of the Company may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) an Acquisition Proposal unless such an Acquisition Proposal is a Superior Proposal (and the Company shall have first terminated this Agreement in accordance with, and complied with its obligations set forth in, Section 7.1(g) and the time period referred to in Section 7.1(g) has expired). Prior to providing any information to or entering into discussions or negotiations with any Person in connection with an Acquisition Proposal by such Person, the Company shall notify the Parent immediately (orally and in writing) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep the Parent reasonably and promptly informed on the status and terms of any such proposals or offers and provide the Parent with a copy of any written Acquisition Proposal and all amendments and supplements thereto and the status of any such discussions or negotiations. The Company shall, and shall cause each of its Subsidiaries and each of the Company's and such Subsidiaries' Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Parent and the Merger Sub with respect to any of the foregoing. The Company agrees that it will immediately take the necessary steps to inform promptly the individuals or entities referred to in the first sentence of this
Section 5.3(a) of the obligations undertaken in this Section 5.3(a).

                     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, except in each case, in connection with a Superior Proposal and subject to compliance with Sections 5.3(a) and 7.1(g).

                     5.4 Obtaining Required Company Vote. The Company shall, as promptly as practicable following the execution of this Agreement, take all action necessary in accordance with Applicable Law and its certificate of incorporation and by-laws to duly call, give notice of, convene and hold as soon as practicable after the date of this Agreement a meeting of its stockholders for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement and, except in connection with a Superior Proposal and subject to compliance with Sections 5.3(a) and 7.1(g), shall take all lawful action to solicit the adoption of this Agreement by the Required Company Vote and the Board of Directors of the Company shall recommend adoption of this Agreement by the stockholders of the Company. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.4 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of an Acquisition Proposal. Notwithstanding the foregoing, regardless of whether the Board of Directors of the Company has withdrawn, amended or modified its recommendation that its stockholders approve and adopt this Agreement, unless this Agreement has been terminated pursuant to the provisions of Article VII, the Company shall be required to hold such a meeting of its stockholders for the purpose of obtaining the Required Company Vote.

                     5.5 Access to Information. Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other Representatives of the Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its facilities, operations, officers, employees, agents and accountants and its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Parent (i) a copy of each report, schedule, form, statement and other document filed or deemed to be filed, published, announced or received by it during such period pursuant to the requirements of Federal or state Securities Laws, as applicable; and (ii) each report, schedule, form, statement and other document filed or deemed to be filed with any other Governmental Authority (other than, in the case of clause (i) or (ii), documents which such party is not permitted to disclose under Applicable
Laws), and (iii) consistent with its legal obligations, all other information concerning its business, properties and personnel as the Parent may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that (x) a Governmental Authority requires the Company or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of Applicable Laws with respect to national security matters or (y) any Applicable Law requires the Company or its Subsidiaries to restrict access to any properties or information.

                     5.6 Covenants of the Parent. During the period from the date of this Agreement and continuing until the Effective Time, the Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated under separate headings in Schedule 5.6 of the Parent Disclosure Schedule or to the extent that the Company (in its sole discretion) shall otherwise consent in writing):

                     (a) Payment of the Merger Consideration. The Parent shall not take any action that would, or fail to take any action which failure would, or could reasonably be expected to, impair the Parent's ability to have available sufficient funds to pay the Merger Consideration and the Option Consideration pursuant to this Agreement and otherwise to satisfy its obligations hereunder.

                     (b) Consents. The Parent shall use its reasonable commercial efforts not take any action that would, or fail to take any action which failure would, or could reasonably be expected to, impede or delay any consent set forth on Schedule 4.2(c) of the Parent Disclosure Schedule or
Schedule 4.1(g) of the Company Disclosure Schedule or otherwise impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement. Prior to the Closing, neither the Parent nor any of its Subsidiaries shall knowingly contact, in writing or otherwise, any client of the Company or its Subsidiaries or any other Person who acts as an adviser to or "gatekeeper" for any client of the Company or its Subsidiaries with respect to matters related to this Agreement without the prior written approval of the Company.

                     (c) Control of the Company's Business. Nothing contained in this Agreement shall be deemed to give the Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                     (d) Other Actions. The Parent shall not take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in, (i) any of the Parent's representations and warranties set forth in this Agreement being or becoming untrue in any material respect, (ii) a material breach of any provision of this Agreement,
(iii) any of the conditions to the Merger set forth in Article VI not being satisfied, or (iv) a material delay in the consummation of the Merger and the transactions contemplated by this Agreement.

                     (e) The Parent shall not, and shall not permit the Merger Sub to, authorize or enter into any agreement to do any of the foregoing in this
Section 5.6.

                     5.7 Offers of Employment. Except as provided in the Employment Agreements, the Parent agrees that, immediately following the Effective Time, it will cause the Surviving Corporation to continue employment of each of the persons then employed by the Company on terms substantially similar to the terms of their current employment by the Company, including, without limitation, with respect to salary, vacations and benefits (other than equity-based arrangements or benefit plans).

                     5.8 Employee Benefits.

                     (a) Obligations of the Parent; Comparability of Benefits. Except as provided in the Employment Agreements, the Parent shall cause the Surviving Corporation to assume all employment and other related agreements with respect to any current employee of Company, which shall be performed in accordance with their terms. In addition, the obligations under each Benefit Plan as to which Company or any of its Subsidiaries has any obligation with respect to any current or former employee shall become the obligations of the Surviving Corporation at the Effective Time; provided, however, as soon as practicable, the Parent shall, or shall cause the Surviving Corporation to, provide to the Employees the same benefits which are provided to similarly situated employees of the Parent immediately prior to the Effective Time. Notwithstanding the foregoing, nothing herein shall require (A) the continuation of any particular Benefit Plan or prevent the amendment or termination thereof or (B) the Parent or the Surviving Corporation to continue or maintain any stock purchase or other equity plan related to the equity of Company or the Surviving Corporation or the Parent.

                     (b) Pre-Existing Limitations; Deductibles; Service Credit. With respect to any Benefit Plans of the Parent or any Subsidiary of the Parent in which any current or former employees participate effective as of the Effective Time, the Parent shall, or shall cause the Surviving Corporation to:
(A) not impose any limitations more onerous than those currently in effect as to pre-existing conditions, exclusions (other than such exclusions which would cause the Parent or the Surviving Corporation to self-insure such excluded benefits) and waiting periods with respect to participation and coverage requirements applicable to such current or former employees under any Benefit Plan, (B) provide each such current or former Employee with credit for any years of service with the Company or any of its Subsidiaries acknowledged by the Benefit Plans with respect to employee benefit plans of the Parent or any of its Affiliates with respect to eligibility, vesting and waiting periods (but not for purposes of benefit accrual), co-payments and deductibles paid in accordance with such Benefit Plans, and (C) provide each current or former Employee with credit for any co-payments and deductibles paid in accordance with such Benefit Plans.

                     5.9 Directors' and Officers' Indemnification and Insurance.

                     (a) After the Effective Time through the sixth anniversary of the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present or former officer, director or employee of the Company and its Subsidiaries (when acting in such capacity), determined as of the Effective Time (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including the reasonable fees and expenses of only one law firm for the Indemnified Parties as a group) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (A) the fact that the Indemnified Party is or was an officer, director or employee of the Company or any of its Subsidiaries or (B) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby; it being understood that a reduction under the Retention Plan in the amount of the Remaining Pool as a consequence of an Indemnification Amount (as such terms are defined in the Retention Plan) shall not be subject to indemnification hereunder), whether asserted or claimed prior to (and, in the case of claims, actions, proceedings or known investigations, disclosed to the Parent in writing before the Effective Time), at or after the Effective Time, to the fullest extent that the Company would have been permitted under Applicable Law and its certificate of incorporation and by-laws in effect with respect to the date hereof to indemnify such Indemnified Party. Each Indemnified Party will be entitled to the fullest extent permitted by Applicable Law and the Company's certificate of incorporation and by-laws on the date hereof to advancement of expenses incurred in the defense of any claim, action, proceeding or investigation from the Surviving Corporation; provided that any Person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

                     (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 5.9, upon learning of any such claim, action, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party to the extent such failure does not prejudice the indemnifying party. In the event of any such claim, action, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and neither the Parent nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense, the Indemnified Parties may retain counsel satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties,
(ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) neither the Parent nor the Surviving Corporation shall be liable for any settlement effected without the prior approval of the Surviving Corporation (which approval shall not be unreasonably withheld or delayed); and that neither the Parent nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by Applicable Law.

                     (c) The Surviving Corporation shall cause to be maintained in effect for a period of six years after the Effective Time, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured and which policies may include a "tail policy") with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance (the most recent annual renewal of which, in the aggregate, cost $318,338, as set forth in
Schedule 4.1(q) to the Company Disclosure Schedule); and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy in its reasonable judgment with as much coverage as can be obtained for a cost not exceeding such amount.

                     (d) In the event that the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.9.

                     5.10 Retention Plan and Bonus Pool. At or prior to the Effective Time, the Company shall establish the Retention Plan for employees of the Company in the form attached as Schedule 5.10-1 to the Company Disclosure Schedule (the "Retention Plan") and the Bonus Pool for employees of the Company (the "Bonus Pool"), as described in Schedule 5.10-2 to the Company Disclosure Schedule.

                     5.11 Mutual Covenants of the Company and the Parent. During the period from the date of this Agreement and continuing until the Effective Time, each of the Company and the Parent agrees as to itself and its respective Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated in Schedule 5.11 of the Company Disclosure Schedule or Section 5.11 of the Parent Disclosure Schedule or to the extent that the other party shall otherwise consent in writing):

                     (a) Preparation of Proxy Statement; Company Stockholders Meeting. As promptly as practicable following the date hereof, the Company shall, in cooperation with the Parent, prepare and file with the SEC the Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, and, subject to Section 5.3, shall include a statement that the Board of Directors finds the Merger to be advisable, fair to and in the best interests of the Company. The Company shall use all reasonable efforts with the Parent's cooperation to have the Proxy Statement cleared by the SEC as promptly as practicable after filing with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to the Parent and advise the Parent of any oral comments with respect to the Proxy Statement received from the SEC. The Company shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date following clearance of the Proxy Statement by the SEC and, subject to Section 5.3, shall include in the

Proxy Statement the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the adoption of this Agreement.

                     The Parent agrees that none of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of meeting of the Company stockholders, held for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the Company stockholders, held for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to the Parent will be deemed to have been supplied by the Parent and information concerning or related to the Company and the meeting of the Company stockholders, held for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement, shall be deemed to have been supplied by the Company. The Company will provide the Parent and its counsel with a reasonable opportunity to review and comment on the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and will provide the Parent and its counsel with a copy of all such filings made with the SEC. The Company shall consider all comments provided by the Parent in good faith and no amendment or supplement to the information supplied by the Parent for inclusion in the Proxy Statement shall be made without the approval of the Parent, which approval shall not be unreasonably withheld or delayed.

                     (b) Reasonable Best Efforts.

                  (i) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR

                  Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                  (ii) Each of the Parent and the Company shall, in connection with the efforts referenced in Section 5.11(b)(i) to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement under the HSR Act or any other Applicable Law, use its reasonable best efforts to (A) make all appropriate filings and submissions with any Governmental Authority that may be necessary, proper or advisable under Applicable Laws in respect of any of the transactions contemplated by this Agreement, (B) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (C) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the DOJ or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (D) consult with each other in advance of any meeting or conference with the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person.

                  (iii) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.11(b)(i) and 5.4(b)(ii), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Applicable Law, each of the Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.11(b) shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.4(c).

                     (c) Employee Benefits Matters. The Company and the Parent agree that, for purposes of the Benefit Plans, the approval or consummation of the transactions contemplated by this Agreement, as applicable, shall constitute a "Change in Control", as applicable under such Benefit Plans.

                     (d) Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (i) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries and (ii) as provided in Section 7.3. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

                     (e) Confidentiality. Each of the Company and the Parent will hold any information constituting Confidential Information (as defined in the Confidentiality Agreement, dated March 14, 2001, as amended, between the Company and OppenheimerFunds, Inc. (the "Confidentiality Agreement")) provided to the other, including the information under Section 5.5 that is Confidential Information, in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

                     (f) Public Announcements. The Company and the Parent shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by Applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

                     (g) Takeover Statutes. If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the Parent and the Company and its Board of Directors shall grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

                     5.12 Revenue Run Rate. On or prior to the 15th Business Day following the end of each month prior to the Closing Date, the Company shall provide to the Parent a certificate of the Company's chief financial officer setting forth the Revenue Run-Rate as of such month-end (which shall include the details of the Company's calculations and the Company's confirmation that such Revenue Run-Rate has been calculated according to the methodology mutually agreed upon prior to the date hereof by the Parent and the Company (as set forth in Schedule II hereto) (each, a "Monthly Run-Rate Schedule"). No later than five Business Days after receipt of such schedule, the Parent may notify the Company of any disagreement it may have with the information set forth in such Monthly Run-Rate Schedule and the reasons for such disagreement. The Parent and the Company will work in good faith to resolve any such disagreement and mutually agree on the amount of the Revenue Run-Rate as of such month-end within the following period of five Business Days.

                     5.13 Tangible Net Worth. On or prior to the 15th Business Day following the end of each month (commencing with August 2001) prior to the Closing Date, the Company shall provide to the Parent a certificate of the Company's chief financial officer setting forth the Tangible Net Worth as of such month-end (which shall include the details of the Company's calculations and the Company's confirmation that such Tangible Net Worth has been calculated according to the methodology mutually agreed upon prior to the date hereof by the Parent and the Company (as set forth in Schedule III hereto) (each, a "Monthly Tangible Net Worth Schedule"). No later than five Business Days after receipt of such Monthly Tangible Net Worth Schedule, the Parent may notify the Company of any disagreement it may have with the information set forth in such schedule and the reasons for such disagreement. The Parent and the Company will work in good faith to resolve any such disagreement and mutually agree on the amount of the Tangible Net Worth as of such month-end within the following period of five Business Days.

                     5.14 Employment Agreements. The Company shall use its reasonable best efforts to enter into amendments, satisfactory to the Parent, to the employment agreements prior to the Effective Date with the executives specified on Schedule 5.14 to the Parent Disclosure Schedule.

                                   Article VI

                              CONDITIONS PRECEDENT

                     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Company, the Parent and the Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

                     (a) Stockholder Approval. The Company shall have obtained the Required Company Vote for the adoption of this Agreement by the stockholders of Company.

                     (b) No Injunctions or Restraints; Illegality. No federal, state, local or foreign, if any, Applicable Law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                     (c) HSR Act; Governmental and Self-Regulatory Organization Approvals. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and the written consents set forth on Schedule 6.1(c) of the Parent Disclosure Schedule shall have been received and shall be in full force and effect.

                     6.2 Additional Conditions to Obligations of Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, at or prior to the Closing of the following additional conditions:

                     (a) Representations and Warranties. Each of the representations and warranties of the Parent and the Merger Sub set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty, or any portion of a representation or warranty, that is qualified as to materiality or Material Adverse Effect, which representations and warranties (or such portions thereof) shall be true and correct in all respects), as if such representations or warranties were made as of the Effective Time, except (i) to the extent given as of a certain date and
(ii) for changes specifically permitted by this Agreement, and the Company shall have received a certificate of the chief executive officer and the chief financial officer of the Parent to such effect.

                     (b) Performance of Obligations of the Parent. The Parent shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of the chief financial officer and one other executive officer of the Parent to such effect.

                     (c) Retention Plan and Bonus Pool. The Parent shall have taken all action necessary to ensure that the Retention Plan and the Bonus Pool shall be in full force and effect following the Effective Time.

                     6.3 Additional Conditions to Obligations of the Parent and the Merger Sub. The obligations of the Parent and the Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by the Parent, at or prior to the Closing of the following additional conditions:

                     (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty, or any portion of a representation or warranty, that is qualified as to materiality or Material Adverse Effect, which representations and warranties (or such portions thereof) shall be true and correct in all respects), as if such representations or warranties were made as of the Effective Time, except
(i) to the extent given as of a certain date and (ii) for changes specifically permitted by this Agreement, and the Parent shall have received a certificate of the co-chief executive officers and the chief financial officer of the Company to such effect.

                     (b) Performance of Obligations of Company. The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time, and the Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

                     (c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event or circumstance that shall have caused, or would be reasonably likely to cause, a Material Adverse Effect with respect to the Company.

                     (d) Revenue Run-Rate. The Closing Revenue Run-Rate shall not be less than 85% of the Base Revenue Run-Rate.

                     (e) Employment Agreements. The Employment Agreements, between OppenheimerFunds, Inc. and the individuals listed on Schedule 6.3(e) of the Parent Disclosure Schedule (the "Key Employees") shall be in full force and effect, the Parent shall not be aware of any basis that would reasonably be expected to cause any of such agreements to no longer be in full force and effect, and none of the Key Employees shall have died, become incapacitated or otherwise not be in a position to perform his or her obligations thereunder.

                     (f) Dissenters. The Dissenting Shares shall constitute not more than ten percent (10%) of the Company Common Stock outstanding immediately prior to the Effective Time.

                     (g) Retention Plan and Bonus Pool. The Retention Plan and the Bonus Pool shall have been adopted by the Company and shall be in full force and effect.

                                  Article VII

                                  TERMINATION

                     7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (except as provided below), notwithstanding any approval of this Agreement by the Required Company Vote:

                     (a) By mutual written consent of the Parent and the Company, by action of their respective Boards of Directors;

                     (b) By either the Company or the Parent, by written notice to the other party if the Merger has not been consummated as of December 31, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the Termination Date;

                     (c) By either the Company or the Parent, if there shall be any law or regulation that materially restricts the consummation of the Merger or makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided that the terminating party has fulfilled its obligations under Section 5.11(b);

                     (d) By the Parent, if (i) the Board of Directors of the Company shall have (A) failed to recommend, (B) failed to reconfirm its recommendation of this Agreement within three Business Days after a written request by the Parent to do so, (C) withdrawn or modified or changed, in a manner adverse to the Parent, its approval or recommendation of this Agreement or the Merger, whether or not permitted by the terms hereof, (D) failed to call a meeting of the Company stockholders for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement, or
(E) recommended an Acquisition Proposal, (ii) the Required Company Vote shall not have been obtained on or prior to December 30, 2001, or (iii) a tender offer or exchange offer for 15% or more of the outstanding Company Common Stock is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of the Company within the time period required pursuant to Rule 14e-2 of the Exchange Act (or the Board of Directors of the Company shall resolve or fail to resolve, as applicable, to do any of the foregoing);

                     (e) By the Parent, if the condition set forth in Section 6.3(e) shall have become incapable of fulfillment, and shall not have been waived by the Parent;

                     (f) By either the Company or the Parent, if there shall have been a breach by the other party of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Article VI and in such case such breach shall be incapable of being cured, or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(f) shall not be available to the Company or the Parent, if such party, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement; or

                     (g) By the Company, at any time that the Company is not in material breach of Section 5.3 and prior to the time at which the Required Company Vote shall have been obtained if (i) after receiving a bona fide Superior Proposal, the Board of Directors of the Company determines, in good faith and after consulting with, and based upon the advice of, outside legal counsel, that taking such action is required to comply with its fiduciary duties to the Company's stockholders under Applicable Law, (ii) the Board of Directors of the Company notifies the Parent and Merger Sub in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (iii) during the five Business Days following receipt of the Company's written notification of its intention, (A) the Company shall have negotiated with, and shall have caused its financial and legal advisors to have negotiated with, the Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein, and (B) the Board of Directors of the Company shall have determined, after considering the results of such negotiations and any revised proposals made by the Parent, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal, (iv) simultaneously with such termination the Company pays to the Parent in immediately available funds the Termination Fee and Expenses described in Section 7.3, and (v) such termination (A) is within two Business Days after the termination of the five-Business Day period referred to in clause (iii) above and (B) takes place prior to receipt of the Required Company Vote. The

Company agrees that it will not enter into a binding agreement or consummate the transaction constituting a Superior Proposal referred to in clause (iii) above until at least the sixth Business Day after it has provided the notice to the Parent required thereby.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d),
(e), (f) or (g) of this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.4, specifying the provision hereof pursuant to which such termination is effected.

                     7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (i) as set forth in Section 7.3, (ii) that the agreements contained in this Section 7.2, in Section 5.11(d), and in the Confidentiality Agreement (other than the provisions of paragraphs 7 and 9 therein, which paragraphs, the parties thereto hereby agree, shall be of no further force and effect upon termination of this Agreement) shall survive the termination hereof and (iii) no such termination shall relieve any party of any liability or damages resulting from any willful breach by that party of this Agreement.

                     7.3 Payment by the Company.

                     (a) In the event that (i) this Agreement is terminated by the Parent pursuant to Section 7.1(d) or Section 7.1(e) (other than pursuant to Section 7.1(e), by reason of death of any of the individuals referred to in
Section 6.3(e) or by the Company pursuant to Section 7.1(g), or (ii) if within 18 months of the termination of this Agreement by the Company pursuant to
Section 7.1(b) any Acquisition Proposal by a third party is entered into, agreed to or consummated by the Company, then, in any such event, the Company shall pay the Parent a fee of $5,800,000 (the "Termination Fee") (which amount shall be payable by wire transfer in immediately available funds to an account designated by the Parent) on the date of such termination, in the case of clause (i), or the earlier of the date an agreement is entered into with respect to an Acquisition Proposal or an Acquisition Proposal is consummated in the case of clause (ii).

                     (b) In the event that the Parent terminates this Agreement pursuant to Section 7.1(f), then the Company shall pay in same-day funds to the Parent, within two-Business Days after demand is made by the Parent, the Parent's Expenses. No such payment to the Parent will be deemed to affect or limit any claims that the Parent may have under Applicable Law in respect of such termination.

                     (c) The Company acknowledges that the agreements contained in this Section 7.3 are critical provisions of the transactions contemplated hereby and that without these agreements the Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay promptly the Termination Fee due pursuant to this Section 7.3(a) and, in order to obtain such payment, the Parent or Merger Sub commences litigation which results in a judgement against the Company for the Termination Fee, the Company shall pay to the Parent its costs and expenses (including attorneys' fees) in connection with such litigation, together with interest on the amount of the Termination Fee at the prime rate of Citibank, N.A., in effect on the date and from the date such amounts were originally required to have been paid.


                                  Article VIII

                               GENERAL PROVISIONS

                     8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except as otherwise contemplated by the Retention Plan and for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

                     8.2 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and the Merger Sub, but, after any such approval, no amendment shall be made which by Applicable Law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                     8.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                     8.4 Notices. All notices and other communications hereunder shall be in writing (including telecopy or other similar writing) and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if given by any other means, when received at the address specified in this Section 8.4, except, in each case, for a notice of a change of address, which shall be effective only upon receipt thereof. All notices


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hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                     (a) If to the Parent or the Merger Sub, to

                                       Oppenheimer Acquisition Corp.
                                       Attn: President
                                       Two World Trade Center
                                       New York, New York 10048-0203
                                       Facsimile: (212) 323-0280
                                       Telephone: (212) 323-0200

                                       with a copies to

                                       Oppenheimer Acquisition Corp.
                                       Attn: General Counsel
                                       Two World Trade Center
                                       New York, New York 10048-0203
                                       Facsimile: (212) 321-1159
                                       Telephone: (212) 323-0200

                                       Howard Chatzinoff, Esq.
                                       Jeffrey E. Tabak, Esq.
                                       Weil, Gotshal & Manges LLP
                                       767 Fifth Avenue
                                       New York, New York 10153-0119
                                       Facsimile: (212) 310-8007
                                       Telephone: (212) 310-8000

                     (b) If to the Company to

                                       Tremont Advisers, Inc.
                                       Attn: President
                                       555 Theodore Fremd Avenue, Suite 206C
                                       Rye, New York 10580
                                       Facsimile: (914) 921-3499
                                       Telephone: (914) 925-1140

                                       with a copy to

                                       Ralph Arditi, Esq.
                                       Russell G. D'Oench, Esq.
                                       Skadden, Arps, Slate, Meagher & Flom LLP
                                       Four Times Square
                                       New York, New York 10036-6522
                                       Facsimile: (212) 735-2000
                                       Telephone: (212) 735-3000


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                     8.5 Interpretation. When a reference is made in this
Agreement to Sections, Annexes or Schedules, such reference shall be to a Section of or Annex or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The inclusion of any matter in the Company Disclosure Schedule or the Parent Disclosure Schedule in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or "Material Adverse Effect" shall not be an admission by the party delivering such disclosure schedule that such matter is material or would reasonably be expected to have a Material Adverse Effect.

                     8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when each party shall have received counterparts hereof signed by all other parties hereto, it being understood that the parties need not sign the same counterpart.

                     8.7 Entire Agreement; Third Party Beneficiaries.

                     (a) This Agreement together with the Company Disclosure Schedule, the Parent Disclosure Schedule and Annexes hereto, the Consent and Voting Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.9 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

                     8.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                     8.9 VENUE. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT OR NEW YORK STATE COURT LOCATED IN THE STATE AND CITY OF NEW YORK IN THE EVENT ANY DISPUTE ARISES UNDER OR RELATES TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREIN, (b) AGREES IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, INCLUDING, WITHOUT LIMITATION, A MOTION TO DISMISS ON THE GROUNDS OF FORUM NON CONVENIENS AND (c) AGREES THAT IT WILL NOT


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BRING ANY ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREIN IN ANY COURT OTHER THAN A FEDERAL COURT OR NEW YORK STATE COURT SITTING IN THE STATE AND CITY OF NEW YORK.

                     8.10 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) IT MAKES THIS WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

                     8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                     8.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Applicable Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of the Parent without the consent of the Company, upon which all references in this Agreement to Merger Sub shall thereafter be deemed to be references to such assignee for all purposes under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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                     8.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Applicable Law or in equity.

                     8.14 Other Agreements. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of the Company and the Parent under any other agreement between the parties shall not be affected by any provision of this Agreement.

                       [SIGNATURES BEGIN ON THE NEXT PAGE]











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                     IN WITNESS WHEREOF, the Parent, the Merger Sub and the
Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                  OPPENHEIMER ACQUISITION CORP.

                                  By: /s/ Jeremy Griffiths
                                      -----------------------------------------
                                      Name: Jeremy Griffiths
                                      Title: Chief Financial Officer and
                                             Treasurer


                                  JOSHUA ACQUISITION CORP.

                                  By: /s/ Jeremy Griffiths
                                      -----------------------------------------
                                      Name: Jeremy Griffiths
                                      Title: Vice President and Treasurer


                                  TREMONT ADVISERS, INC.

                                  By: /s/ Robert I. Schulman
                                      -----------------------------------------
                                      Name: Robert I. Schulman
                                      Title: President and Co-Chief
                                             Executive Officer






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